SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Check the appropriate box:
☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-l2
Charter Communications, Inc.

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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March 17, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Charter Communications, Inc. (the “Company” or “Charter”), which will be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on Tuesday, April 29, 2008 at 10:00 a.m. (Pacific Daylight Time).

All stockholders of record at the close of business on February 29, 2008 are invited to attend the meeting. For security reasons, however, to gain admission to the meeting you may be required to present identification containing a photograph and to comply with other security measures. Parking at the Hyatt Regency Bellevue for the Annual Meeting will be complimentary. Please inform the attendant you are attending the Charter Annual Meeting.

Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the postage-paid envelope that is provided, or you may vote via the Internet pursuant to the instructions on the proxy card. If you decide to attend the annual meeting, you will have the opportunity to vote in person.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Neil Smit
President and Chief Executive Officer

CHARTER COMMUNICATIONS, INC.
General Information about Voting and the Meeting
Proposal No. 1: Election of Class A/Class B Director (Item 1 on Proxy Card)
Election of Class B Directors
Executive Compensation Report of the Compensation and Benefits Committee
Compensation Discussion and Analysis
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Proposal No. 2: Ratification of the Appointment of Independent Registered Public Accounting Firm (Item 2 on Proxy Card)
Accounting Matters
Report of the Audit Committee
Section 16(a) Beneficial Ownership Reporting Requirement
Code of Ethics
Stockholder Proposals for 2009 Annual Meeting
Other Matters

Charter Plaza
12405 Powerscourt Drive
St. Louis, Missouri 63131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF
CHARTER COMMUNICATIONS, INC.

Date:	Tuesday, April 29, 2008
Time:	10:00 a.m. (Pacific Daylight Time)
Place:	Hyatt Regency Bellevue 900 Bellevue Way N.E. Bellevue, Washington

Matters to be voted on:

1. Election of twelve directors, as follows:

•	One Class A/Class B director; and

•	Eleven Class B directors.

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2008.

3. Any other matters properly brought before the stockholders at the meeting.

By order of the Board of Directors,

Grier C. Raclin
Corporate Secretary

March 17, 2008

CHARTER COMMUNICATIONS, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 29, 2008. The 2008 notice and proxy statement and the 2007 annual report to stockholders are available at www.proxyvote.com.

This proxy statement and The Notice of Internet Availability of Proxy Materials were first mailed to stockholders on or about March 17, 2008.

General Information about Voting and the Meeting

What are you voting on at the meeting?

As a holder of Class A common stock, you are being asked to vote, together with the holder of Class B common stock, “FOR” the following:

•	election of Robert P. May as the one director to serve as the Class A/Class B director on the board of directors of the Company (the “Class A/Class B director”); and

•	ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ended December 31, 2008.

Why are you voting on only one director?

There currently are a total of twelve members of the board of directors. Our Certificate of Incorporation provides that all but one of the directors will be elected by vote of the holder of the Class B common stock voting alone (the “Class B directors”), and that the remaining director (the Class A/Class B director) will be elected by the holders of the Class A and Class B common stock voting together.

Who has been nominated for election as directors at the annual meeting?

The board of directors has nominated the twelve current directors for re-election. As noted above, however, the holders of Class A shares will be voting for only one director. The Class A/Class B director nominee who has been nominated by the board of directors for election by vote of the Class A and Class B shares voting together at the annual meeting is Robert P. May.

The other eleven directors who have been nominated by the board of directors to serve as Class B directors are: Paul G. Allen, W. Lance Conn, Nathaniel A. Davis, Jonathan L. Dolgen, Rajive Johri, David C. Merritt, Marc B. Nathanson, Jo Allen Patton, Neil Smit, John H. Tory and Larry W. Wangberg.

Who can vote?

For all matters except the election of the eleven Class B directors, holders of a total of 398,227,512 shares of Class A common stock, representing approximately 10.5% of the total voting power of all of our issued and outstanding common stock, and 50,000 shares of Class B common stock, representing approximately 90.2% of the total voting power of all our issued and outstanding common stock, are entitled to vote. Each holder of Class A common stock is entitled to one vote per share. Each holder of Class B common stock is entitled to ten votes per share plus ten votes per share of Class B common stock for which membership units in Charter Communications Holding Company, LLC held by Mr. Allen and his affiliates are exchangeable. Accordingly, each outstanding share of Class B common stock was entitled to 67,836.4 votes at February 29, 2008.

You can vote your Class A shares if our records show that you owned the shares at the close of business on February 29, 2008 (the “Record Date”). The enclosed proxy card indicates the number of Class A shares that our records show you are entitled to vote.

You will not have a vote in the election of the Class B directors. Mr. Allen, the sole holder of Class B shares, will be the only stockholder voting in that election.

What is the quorum required for the meeting?

We will hold the annual meeting if holders of shares having a majority of the combined voting power of the Class A and Class B common stock as of the Record Date either sign and return their proxy cards, vote via the Internet or attend the meeting. If you sign and return your proxy card or vote via the Internet, your shares will be counted to determine whether we have a quorum, even if you fail to indicate your vote.

Based on the voting power of the Class A and Class B common stock, the presence or absence of Mr. Allen at the meeting (in person or by proxy) will determine if a quorum is present.

Abstentions and broker “non-votes” will be counted as present for purposes of determining whether a quorum exists at the annual meeting.

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner.

What is the vote required for the proposals on the agenda?

A plurality of Class A and Class B votes cast, voting together as a single class, is required for the election of the Class A/Class B director. The affirmative vote of the holders of a majority of Class A and Class B shares present in person or represented by proxy at the meeting and entitled to vote, voting together as a single class, is required for ratification of the appointment of KPMG as our independent registered public accounting firm.

Under our Certificate of Incorporation and Bylaws, for purposes of determining whether votes have been cast, abstentions and broker “non-votes” will not be counted except with respect to the election of directors where abstentions and broker non-votes will result in the respective nominee receiving fewer votes, but will have no effect on the outcome of the vote since only a plurality is needed to elect the directors.

A stockholder may vote to “abstain” on the ratification of the appointment of KPMG as our independent registered public accounting firm and the other proposals which may properly come before the annual meeting. If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast with respect to such matters. Abstentions will not be voted and will have the effect of a vote against the proposals. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (a broker non-vote), such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast with respect to such matters. Therefore, broker non-votes will have no effect on the outcome of the election of directors, but will have the effect of a vote against the ratification of the appointment of KPMG as our independent registered public accounting firm. In addition, in the election of directors, a stockholder may withhold such stockholder’s vote.

We have been advised by Mr. Allen, the sole holder of Class B shares, that he intends to vote “FOR” all of the twelve director nominees identified above, including the Class A/Class B director nominee, which would result in the election of the Class A/Class B nominee, and that he intends to vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm.

What are my choices in the proposals on the agenda?

You can vote your shares “FOR,” or you can withhold your vote for, the Class A/Class B director nominee, Robert P. May. On the proposals not involving the election of directors, you can (1) vote for a proposal, (2) vote against a proposal, or (3) abstain from voting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card. Sign and date the proxy card and mail it back to us in the enclosed envelope. If you receive more than one proxy card it may mean that you hold shares in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. The proxy holder named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not indicate your vote, the proxy holder will vote on your behalf “FOR” the named Class A/Class B director nominee or his substitute and “FOR” ratification of KPMG as our independent registered public accounting firm.

Can I vote via the Internet?

Stockholders with shares registered in their names with BNY Mellon Shareowner Services, our transfer agent, may authorize a proxy via the Internet at the following address: http://www.proxyvote.com. A number of brokerage firms and banks participate in a program that permits Internet voting. If your shares are held in an account at a brokerage firm or bank that participates in such a program, you may direct the vote of those shares by following the instructions on the voting form enclosed with the proxy from the brokerage firm or bank.

Proxies submitted via the Internet must be received by 11:59 p.m. (EDT) on April 28, 2008. Please refer to your voting instruction form and/or your proxy card for specific voting instructions. If you vote this year’s proxy via the Internet, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote. Making this election will save the Company the cost of producing and mailing these documents.

What if other matters come up at the annual meeting?

The items listed on the Notice of Annual Meeting of Stockholders are the only matters that we know will be voted on at the annual meeting. On such other business as may properly come before the meeting, your shares will be voted in the discretion of the proxy holder.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote at the annual meeting, you can change your vote either by giving our Corporate Secretary a written notice revoking your proxy card, or by signing, dating and submitting a new proxy card. We will honor the latest dated proxy card which has been received prior to the closing of the voting. You may also attend the meeting and vote in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, you should return your proxy in the envelope provided by such broker, bank or nominee or instruct the person responsible for holding your shares to execute a proxy on your behalf. In either case, your shares will be voted according to your instructions.

If you wish to attend the annual meeting and vote your shares in person, you should obtain the documents required to vote your shares in person at the annual meeting from your broker, bank or other nominee.

Who is soliciting my vote?

The board of directors is soliciting your vote.

Who pays for this proxy solicitation?

The Company pays for the proxy solicitation. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy material to the beneficial owners of the Class A common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses.

Proposal No. 1: Election of Class A/Class B Director
(Item 1 on Proxy Card)

The Company currently has twelve directors, each of whom is elected on an annual basis. The Company’s Certificate of Incorporation and Bylaws provide that the holders of the Class B common stock elect all but one of the directors. The holders of the Class A common stock and Class B common stock, voting together, elect one director (the Class A/Class B director). This election of one Class A/Class B director by the holders of Class A and Class B common stock voting together is scheduled to take place at the annual meeting of stockholders. The board of directors is soliciting your vote for the Class A/Class B director to be elected at the annual meeting of stockholders. Once elected, the Class A/Class B director will hold office until his or her successor is elected, which we expect to occur at next year’s annual meeting of stockholders. You do not have a vote, and your vote is not being solicited, with respect to the election of the eleven Class B directors who will be elected at the meeting.

Nominations.  Robert P. May has been nominated for election as the Class A/Class B director. Although we do not know of any reason why Mr. May might not be able to serve, the board of directors will propose a substitute nominee to serve if Mr. May is not available for election for any reason.

By virtue of Mr. Allen’s control of more than 50% of the voting power of the Company as of the Record Date, the Company is a “controlled company” under NASDAQ rule 4350(c)(5). As such, the Company is not subject to requirements that a majority of our directors be “independent” (as defined in NASDAQ’s rules) or that there be a nominating committee of the board, responsible for nominating director candidates. The Company does not have a nominating committee. Candidates for director are nominated by the board of directors, based on the recommendation of one or more of our directors. Given the significance of Mr. Allen’s investment in the Company and the high caliber of the individuals who have been recruited to serve on our board of directors, we believe that the Company’s nomination process is appropriate. Criteria and qualifications for new board members considered by the Company’s directors include a high level of integrity and ability, industry experience or knowledge, and operating company experience as a member of senior management (operational or financial). In addition, director candidates must be individuals with the time and commitment necessary to perform the duties of a board member and other special skills that complement or supplement the skill sets of current directors.

Stockholders may nominate persons to be directors by following the procedures set forth in our Bylaws. These procedures require the stockholder to deliver timely notice to the Corporate Secretary at our principal executive offices. That notice must contain the information required by the Bylaws about the stockholder proposing the nominee and about the nominee. No stockholder nominees have been proposed for this year’s meeting.

Stockholders also are free to suggest persons for the board of directors to consider as nominees. The board of directors will consider those individuals if adequate information is submitted in a timely manner (see “Stockholders Proposal for 2009 Annual Meeting” below for deadline requirements) in writing to the board of directors at the Company’s principal executive offices, in care of the General Counsel. The board of directors may, however, give less serious consideration to individuals not personally known by the current board members.

General Information about the Class A/Class B Director Nominee

Robert P. May is the director nominee proposed for election by the holders of the Company’s Class A and Class B common stock. Mr. May has agreed to be named in this proxy statement and to serve as a director if elected.

Robert P. May, 58, was elected to Charter’s board of directors in October 2004 and was Charter’s Interim President and Chief Executive Officer from January until August 2005. Mr. May was named Chief Executive Officer and a director of Calpine Corporation, a power company, in December 2005. Calpine filed for Chapter 11 bankruptcy reorganization in December 2005. He served on the board of directors of HealthSouth Corporation, a national provider of healthcare services, from October 2002 until October 2005, and was its Chairman from July 2004 until October 2005. Mr. May also served as HealthSouth Corporation’s Interim Chief Executive Officer from March 2003 until May 2004, and as Interim President of its Outpatient and Diagnostic Division from August 2003 to January 2004. Since March 2001, Mr. May has been a private investor and principal of RPM Systems, which provides strategic business consulting services. From March 1999 to March 2001, Mr. May served on the board of directors and was Chief Executive of PNV Inc., a national telecommunications company. Prior to his employment at PNV Inc., Mr. May was Chief Operating Officer and a member of the board of directors of Cablevision Systems Corporation from October 1996 to February 1998, and from 1973 to 1993 he held several senior executive positions with Federal Express Corporation, including President, Business Logistics Services. Mr. May was educated at Curry College and Boston College and attended Harvard Business School’s Program for Management Development. He is a member of Deutsche Bank of Americas Advisory Board.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE CLASS A/CLASS B DIRECTOR NOMINEE.

Election of Class B Directors

Information about the Class B Director Nominees

The following information concerns the eleven individuals who have been nominated by the board of directors for election by the Class B holder, voting as a separate class. Each of the following individuals currently serves as a Class B director.

Paul G. Allen, 55, has been Chairman of Charter’s board of directors since July 1999, and Chairman of the board of directors of Charter Investment, Inc. (a predecessor to, and currently an affiliate of, Charter) since December 1998. Mr. Allen, co-founded Microsoft Corporation with Bill Gates in 1975 and remained the company’s chief technologist until he left Microsoft Corporation in 1983. Mr. Allen is the founder and chairman of Vulcan Inc., Mr. Allen’s project and investment management company that oversees stakes in DreamWorks Animation SKG, Digeo, Inc., real estate and more than 40 other technology, media and content companies. In 2004, Mr. Allen funded SpaceShipOne, the first privately-funded effort to successfully put a civilian in suborbital space and winner of the Ansari X-Prize competition. Mr. Allen also owns the Seattle Seahawks NFL and Portland Trail Blazers NBA franchises. In addition, Mr. Allen is a director of Vulcan Ventures, Inc., Vulcan Inc., and numerous privately held companies.

W. Lance Conn, 39, was elected to the board of directors of Charter in September 2004. Since July 2004, Mr. Conn has served as Executive Vice President, Investment Management for Vulcan Inc., the investment and project management company that oversees a diverse multi-billion dollar portfolio across diverse industry sectors and investment asset classes. Prior to joining Vulcan Inc., Mr. Conn was employed by America Online, Inc., an interactive online services company, from March 1996 to May 2003. From 1997 to 2000, Mr. Conn served in various senior business development roles at America Online. In 2000, Mr. Conn began supervising all of America Online’s European investments, alliances and business initiatives. In 2002, he became Senior Vice President of America Online U.S. where he led a company-wide effort to restructure and optimize America Online’s operations. From September 1994 until February 1996, Mr. Conn was an attorney with the Shaw Pittman law firm in Washington, D.C. Mr. Conn is a director at Plains All American Pipeline, L.P., Plains GP Holdings, L.P. and Vulcan Energy

Corp. Mr. Conn holds a J.D. degree from the University of Virginia, a M.A. degree in history from the University of Mississippi and an A.B. degree in history from Princeton University.

Nathaniel A. Davis, 54, was elected to the board of directors of Charter in August 2005. In July 2007, Mr. Davis became President and Chief Executive Officer of XM Satellite Radio Holdings, Inc. where he is also a director. Prior to that, he served as XM’s President and Chief Operating Officer from July 2006 to July 2007. From June 2003 until July 2006, Mr. Davis had been Managing Director and owner of RANND Advisory Group, a technology consulting group, which advises venture capital, telecom and other technology related firms. From January 2000 through May 2003, he was President and Chief Operating Officer of XO Communication, Inc. From October 1998 to December 1999 he was Executive Vice President, Network and Technical Services of Nextel Communications, Inc. Prior to that, he worked for MCI Communications from 1982 until 1998 in a number of positions, including Chief Financial Officer of MCIT from November 1996 until October 1998. Previously, Mr. Davis served in a variety of roles that include Senior Vice President of Network Operations, Chief Operating Officer of MCImetro, Sr. Vice President of Finance, Vice President of Systems Development. Mr. Davis holds a B.S. degree from Stevens Institute of Technology, an M.S. degree from Moore School of Engineering and an M.B.A. degree from the Wharton School at the University of Pennsylvania. He is a member of the board of Mutual of America Capital Management Corporation.

Jonathan L. Dolgen, 62, was elected to the board of directors of Charter in October 2004. Since October 2006, Mr. Dolgen has served as senior consultant for ArtistDirect, Inc. Since July 2004, Mr. Dolgen has also been a Senior Advisor to Viacom, Inc. (“Old Viacom”), a worldwide entertainment and media company, where he provided advisory services to the Chief Executive Officer of Old Viacom, or others designated by him, on an as requested basis. Effective December 31, 2005, Old Viacom was separated into two publicly traded companies, Viacom Inc. (“New Viacom”) and CBS Corporation. Since the separation of Old Viacom, Mr. Dolgen provides advisory services to the Chief Executive Officer of New Viacom, or others designated by him, on an as requested basis. Since July 2004, Mr. Dolgen has been a private investor and since September 2004, Mr. Dolgen has been a principal of Wood River Ventures, LLC, (“Wood River”) a private start-up entity that seeks investment and other opportunities primarily in the media sector. Since April 2005, Mr. Dolgen, through Wood River, has had an arrangement with Madison Dearborn Partners, LLC to seek investment opportunities primarily in the media sector. Mr. Dolgen is also a member of the board of directors of Expedia, Inc. From April 1994 to July 2004, Mr. Dolgen served as Chairman and Chief Executive Officer of the Viacom Entertainment Group, a unit of Old Viacom, where he oversaw various operations of Old Viacom’s businesses, which during 2003 and 2004 primarily included the operations engaged in motion picture production and distribution, television production and distribution, regional theme parks, theatrical exhibition and publishing. As a result of the separation of Old Viacom, Old Viacom’s motion picture production and distribution and theatrical exhibition business became part of New Viacom’s businesses, and substantially all of the remaining businesses of Old Viacom overseen by Mr. Dolgen remained with CBS Corporation. Mr. Dolgen began his career in the entertainment industry in 1976, and until joining the Viacom Entertainment Group, served in executive positions at Columbia Pictures Industries, Inc., Twentieth Century Fox and Fox, Inc., and Sony Pictures Entertainment. Mr. Dolgen holds a B.S. degree from Cornell University and a J.D. degree from New York University.

Rajive Johri, 58, was elected to the board of directors of Charter in April 2006. Since June 2006, Mr. Johri has served as President and Director of First National Bank of Omaha. From September 2005 to June 2006, he served as President of First National Credit Cards Center for First National Bank of Omaha., Mr. Johri served as Executive Consultant for Park Li Group in New York from August 2004 to September 2005. Prior to that, he served as Executive Vice President, Marketing for J.P. Morgan Chase Bank from September 1999 until August 2004. Mr. Johri is a director and Executive Vice President of First National Bank of Nebraska, Inc., a director of First National Credit Card Center, Inc. and High Credit Information Services Pvt Ltd in India. Mr. Johri received a bachelor’s of technology degree in Mechanical Engineering from Indian Institute of Technology in New Delhi, India and a M.B.A. degree in Marketing and Finance from Indian Institute of Management in Calcutta, India.

David C. Merritt, 53, was elected to the board of directors of Charter in July 2003, and was also appointed as Chairman of Charter’s Audit Committee at that time. In October 2007, Mr. Merritt joined iCRETE, LLC as Senior Vice President and Chief Financial Officer. From October 2003 to September 2007, Mr. Merritt was a Managing Director of Salem Partners, LLC, an investment banking firm. He was a Managing Director in the Entertainment

Media Advisory Group at Gerard Klauer Mattison & Co., Inc., a company that provided financial advisory services to the entertainment and media industries from January 2001 through April 2003. In December 2003, he became a director of Outdoor Channel Holdings, Inc. and serves as Chairman of its audit committee. From 1975 to 1999, Mr. Merritt was an audit and consulting partner of KPMG serving in a variety of capacities during his years with the firm, including national partner in charge of the media and entertainment practice. In February 2006, Mr. Merritt became a director of Calpine Corporation and serves as Chairman of its Audit Committee. Mr. Merritt holds a B.S. degree in business and accounting from California State University — Northridge.

Marc B. Nathanson, 62, has been a director of Charter since January 2000 and serves as Vice Chairman of Charter’s board of directors, a non-executive position. Mr. Nathanson is the Chairman of Mapleton Investments LLC, an investment vehicle formed in 1999. He also founded and served as Chairman and Chief Executive Officer of Falcon Holding Group, Inc., a cable operator, and its predecessors, from 1975 until 1999. He served as Chairman and Chief Executive Officer of Enstar Communications Corporation, a cable operator, from 1988 until November 1999. Prior to 1975, Mr. Nathanson held executive positions with Teleprompter Corporation, Warner Cable and Cypress Communications Corporation. In 1995, he was appointed by the President of the United States to the Broadcasting Board of Governors, and from 1998 through September 2002, served as its Chairman. Mr. Nathanson holds a B.A. in Mass Communications from the University of Denver and a M.A. in political science from University of California/Santa Barbara.

Jo Allen Patton, 50, has been a director of Charter since April 2004. Ms. Patton co-founded Vulcan Inc., Mr. Allen’s project and investment management firm, in 1986. Since that time she has served as an officer and director of many affiliates of Mr. Allen, including her current position as President and Chief Executive Officer of Vulcan Inc. since July 2001. Also in 2001, Ms. Patton co-founded the Allen Institute for Brain Science, a non-profit institute established to identify and address key issues in neuroscience, particularly those that can advance the understanding of human behavior. Ms. Patton is also President of Vulcan Productions, an independent feature film and documentary production company, Vice Chair of First & Goal, Inc., which developed and operated the Seattle Seahawks NFL stadium, and serves as Executive Director of The Paul G. Allen Family Foundation. Ms. Patton is a co-founder of the Experience Music Project museum, as well as the Science Fiction Museum and Hall of Fame. Ms. Patton is the sister of Mr. Allen.

Neil Smit, 49, was elected a director and President and Chief Executive Officer of Charter in August 2005. He had previously worked at Time Warner, Inc. since 2000, most recently serving as the President of Time Warner’s America Online Access Business. He also served at America Online (“AOL”) as Executive Vice President, Member Development, Chief Operating Officer of AOL Local and Chief Operating Officer of MapQuest. Prior to that he was a Regional President with Nabisco and was with Pillsbury in a number of management positions. Mr. Smit has a B.S. degree from Duke University and a M.A. degree with a focus in international business from Tufts University’s Fletcher School of Law and Diplomacy.

John H. Tory, 53, has been a director of Charter since December 2001. Mr. Tory served as the Chief Executive Officer of Rogers Cable Inc., Canada’s largest broadband cable operator, from 1999 until 2003. From 1995 to 1999, Mr. Tory was President and Chief Executive Officer of Rogers Media Inc., a broadcasting and publishing company. Prior to joining Rogers, Mr. Tory was a Managing Partner and member of the executive committee at Tory Tory DesLauriers & Binnington, one of Canada’s largest law firms. Mr. Tory serves on the board of directors of Rogers Telecommunications Limited and Cara Operations Limited and is Chairman of Cara Operations’ Audit Committee. Mr. Tory was educated at University of Toronto Schools, Trinity College (University of Toronto) and Osgoode Hall Law School. Since September 2004, Mr. Tory has served as Leader of the Ontario Progressive Conservative Party. In March 2005, he was elected a Member of the Provincial Parliament and became the Leader of Her Majesty’s Loyal Opposition.

Larry W. Wangberg, 65, has been a director of Charter since January 2002. Since July 2002, Mr. Wangberg has been an independent business consultant. From August 1997 to May 2004, Mr. Wangberg was a director of TechTV L.L.C., a cable television network then-controlled by Paul Allen. He also served as its Chairman and Chief Executive Officer from August 1997 through July 2002. Prior to joining TechTV L.L.C., Mr. Wangberg was Chairman and Chief Executive Officer of StarSight Telecast Inc., an interactive navigation and program guide company which later merged with Gemstar International, from 1994 to 1997. Mr. Wangberg was Chairman and

Chief Executive Officer of Times Mirror Cable Television and Senior Vice President of its corporate parent, Times Mirror Co., from 1983 to 1994. He currently serves on the boards of Autodesk Inc. and ADC Telecommunications, Inc. Mr. Wangberg holds a B.S. degree in mechanical engineering and a M.S. degree in industrial engineering, both from the University of Minnesota.

Board of Directors

Our board of directors meets regularly throughout the year on a set schedule. The board also holds special meetings and acts by written consent from time to time as necessary. Eleven of the twelve directors then serving attended last year’s annual meeting of stockholders, and members of the board of directors are encouraged to attend the annual meeting each year. In 2007, the full board of directors held eight meetings and acted two times by written consent. No incumbent director attended fewer than 75% of the total number of meetings of the board and of committees on which he or she served.

The board of directors has determined that all of the members of the Audit Committee are independent directors, as required by the NASDAQ Global Select Market listing standards. As previously noted, by virtue of Mr. Allen’s control of more than 50% of the voting power of the Company, the remaining director independence requirements of NASDAQ do not apply to the Company, as it is a “controlled company” under the NASDAQ listing standards, except for the provision that the Company’s independent directors must have regularly scheduled meetings at which only independent directors are present. The Company’s Corporate Governance Committee of the board of directors has determined that except for Messrs. Allen, Conn and Smit and Ms. Patton, all directors are independent under NASDAQ rules.

Stockholder Contact with Directors

Individuals may communicate directly with members of the board of directors or members of the board’s standing committees by writing to the following address:

Charter Communications, Inc.
Charter Plaza
12405 Powerscourt Drive
St. Louis, Missouri 63131
Attn: Corporate Secretary

The Corporate Secretary will summarize all correspondence received, subject to the standards below, and periodically forward summaries to the board. Members of the board may at any time request copies of any such correspondence. Communications may be addressed to the attention of the board, a standing committee of the board, or any individual member of the board or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Committees of the Board

The board of directors delegates authority to act with respect to certain matters to board committees whose members are appointed by the board. The committees of the board of directors include the following: Audit Committee, Finance Committee, Compensation and Benefits Committee, Executive Committee, and Corporate Governance Committee.

Charter’s Audit Committee, which has a written charter approved by the board, consists of Messrs. Davis, Johri and Merritt, all of whom were determined by the board of directors to be independent in accordance with the applicable corporate governance listing standards of the NASDAQ Global Select Market. A copy of the Audit Committee’s charter is available on the Company’s website, www.charter.com. The Company’s board of directors has determined that, in its judgment, Mr. Merritt is an audit committee financial expert within the meaning of the applicable federal regulations. The Audit Committee held six meetings in 2007 and executed one unanimous consent in lieu of a meeting.

The Compensation and Benefits Committee, which has a written charter approved by the board, reviews and approves the Company’s compensation of the senior management of the Company and its subsidiaries. The charter is available on the Company’s website, www.charter.com. The Committee is comprised of Messrs. Allen, May,

Merritt, and Nathanson. The Compensation and Benefits Committee met six times in 2007 and executed two unanimous consents in lieu of meetings.

The Finance Committee reviews the Company’s financing activities and approves the terms and conditions of any financing transactions referred to it by the board, in consultation with the Company’s legal and financial advisors. The Finance Committee in 2007 consisted of Messrs. Allen and Merritt. The Finance Committee met four times in 2007 and executed one unanimous written consent in lieu of a meeting.

The Executive Committee has the authority to act in place of the full board of directors and exercise such powers of the full board as the board may delegate to the Executive Committee from time to time. The Executive Committee consisted of directors Messrs. Allen, Nathanson and Smit. The Executive Committee did not meet in 2007.

The Corporate Governance Committee was formed in August 2006 to develop and recommend to the board corporate governance guidelines and to perform a leadership role in shaping the Company’s corporate governance. The Committee consists of Messrs. Conn, May and Wangberg. The Corporate Governance Committee met three times in 2007.

2007 Non-Employee Director Compensation

The following table sets forth information as of December 31, 2007 regarding the compensation to those non-employee directors listed below for services rendered for the fiscal year ended December 31, 2007. Non-employee directors are not eligible for option awards within the 2001 Stock Incentive Plan or non-equity incentive compensation within the 2007 Executive Bonus Plan.

		Stock
	Fees Earned ($)	Awards ($)
Name	(1)	(2)	Total ($)

Paul Allen	83,000	65,000	148,000
W. Lance Conn	55,000	65,000	120,000
Nathaniel A. Davis	60,000	65,000	125,000
Jonathan L. Dolgen	53,000	65,000	118,000
Rajive Johri	60,000	65,000	125,000
Robert P. May	63,000	65,000	128,000
David C. Merritt	95,000	65,000	160,000
Marc B. Nathanson	68,000	65,000	133,000
Jo Allen Patton	52,000	65,000	117,000
John H. Tory	52,000	65,000	117,000
Larry W. Wangberg	64,000	65,000	129,000

(1)	Amount attributed to an annual retainer of $40,000 in cash, $1,000 for attendance at each committee meeting and telephonic meeting of the full board and $2,000 for in-person attendance for full board meetings. Mr. Allen received an additional $20,000 for service as committee chair of two committees; Messrs. Nathanson and Wangberg each received an additional $10,000 for service as committee chairs, and Mr. Merritt received an additional $25,000 for service as Audit Committee Chair.

(2)	Amounts Attributed to the annual restricted stock grant for all directors vesting one year after the date of grant, with a fair value on the date of grant (July 26, 2007) of $65,000. The grant date fair value amount was calculated in accordance with SFAS No. 123R. For more information on SFAS No. 123R, see “Impact of Tax and Accounting” under Compensation Discussion and Analysis. The aggregate number of shares of restricted stock outstanding at fiscal year end for each director was 14,254.

Cash and Equity Compensation.  Each non-employee member of the board receives an annual retainer of $40,000 in cash plus restricted shares of Class A common stock, vesting one year after the date of grant, with a value on the date of grant of $65,000. In addition, the Audit Committee chair receives $25,000 per year, and the chair of each other committee receives $10,000 per year. Each committee member also received $1,000 for attendance at each committee meeting. Each director receives $1,000 for telephonic attendance at each meeting of the full board and $2,000 for in-person attendance. Each director of Charter is entitled to reimbursement for costs incurred in connection with attendance at board and committee meetings. Vulcan has informed us that, in accordance with its internal policy, Mr. Conn turns over to Vulcan all cash compensation he receives for his participation on Charter’s board of directors or committees thereof.

Directors who are employees do not receive additional compensation for board participation. Mr. Smit, our President and Chief Executive Officer, is the only director who was also an employee during 2007.

Our Bylaws provide that all directors are entitled to indemnification to the maximum extent permitted by law from and against any claims, damages, liabilities, losses, costs or expenses incurred in connection with or arising out of the performance by them of their duties for us or our subsidiaries.

Executive Officers

Our executive officers as of the date hereof, listed below, are elected by the board of directors annually, and each serves until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Executive Officers	Position

Neil Smit	President and Chief Executive Officer
Michael J. Lovett	Executive Vice President and Chief Operating Officer
Jeffrey T. Fisher	Executive Vice President and Chief Financial Officer
Grier C. Raclin	Executive Vice President, General Counsel and Corporate Secretary
Marwan Fawaz	Executive Vice President and Chief Technology Officer
Robert A. Quigley	Executive Vice President and Chief Marketing Officer
Joshua L. Jamison	East Division President
Paula J. Trustdorf	West Division President
Mary L. White	Central Division President
Eloise E. Schmitz	Senior Vice President, Strategic Planning
Lynne F. Ramsey	Senior Vice President, Human Resources
Kevin D. Howard	Vice President and Chief Accounting Officer

Mr. Fisher has announced his intention to resign on April 4, 2008 as Executive Vice President and Chief Financial Officer. The Company has announced that Ms. Schmitz will be appointed interim Chief Financial Officer at the time of Mr. Fisher’s resignation.

Information regarding our executive officers, other than Mr. Smit who serves as a director, is set forth below.

Michael J. Lovett, 46, Executive Vice President and Chief Operating Officer.  Mr. Lovett was promoted to his current position in April 2005. Prior to that he served as Executive Vice President, Operations and Customer Care from September 2004 through March 2005, and as Senior Vice President, Midwest Division Operations and as Senior Vice President of Operations Support, since joining Charter in August 2003 until September 2004. Mr. Lovett was Chief Operating Officer of Voyant Technologies, Inc., a voice conferencing hardware/software solutions provider, from December 2001 to August 2003. From November 2000 to December 2001, he was Executive Vice President of Operations for OneSecure, Inc., a startup company delivering management/monitoring of firewalls and virtual private networks. Prior to that, Mr. Lovett was Regional Vice President at AT&T from June 1999 to November 2000 where he was responsible for operations. Mr. Lovett was Senior Vice President at Jones Intercable from October 1989 to June 1999 where he was responsible for operations in nine states.

Jeffrey T. Fisher, 45, Executive Vice President and Chief Financial Officer.  Mr. Fisher was appointed to the position of Executive Vice President and Chief Financial Officer, in February 2006. He has announced his intention to resign from that position effective April 4, 2008. Prior to joining Charter, Mr. Fisher was employed by Delta Airlines, Inc. from 1998 to 2006 in a number of positions including Senior Vice President — Restructuring from September 2005 until January 2006, President and General Manager of Delta Connection, Inc. from January to September 2005, Chief Financial Officer of Delta Connection from 2001 until January 2005, Vice President of Finance, Marketing and Sales

Controller of Delta Airlines in 2001 and Vice President of Financial Planning and Analysis of Delta Airlines from 2000 to 2001. Delta Airlines filed a petition under Chapter 11 of the Bankruptcy Code on September 14, 2005. Mr. Fisher received a B.B.M. degree from Embry-Riddle University and a M.B.A. degree in International Finance from University of Texas in Arlington, Texas.

Grier C. Raclin, 55, Executive Vice President, General Counsel and Corporate Secretary.  Mr. Raclin joined Charter in his current position in October 2005. Prior to joining Charter, Mr. Raclin had served as the Chief Legal Officer and Corporate Secretary of Savvis Communications Corporation from January 2003 until October 2005. Prior to joining Savvis, Mr. Raclin served as Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary from 2000 to 2002 and as Senior Vice President of Corporate Affairs, General Counsel and Corporate Secretary from 1997 to 2000 of Global TeleSystems Inc. (“GTS”). Prior to joining GTS, Mr. Raclin was Vice-Chairman and a Managing Partner of Gardner, Carton and Douglas in Washington, D.C. Mr. Raclin earned a J.D. degree from Northwestern University Law School, where he served on the Editorial Board of the Northwestern University Law School Law Review, attended business school at the University of Chicago Executive Program and earned a B.A. degree from Northwestern University, where he was a member of Phi Beta Kappa.

Marwan Fawaz, 45, Executive Vice President and Chief Technology Officer.  Mr. Fawaz joined Charter in his current position in August 2006. Prior to that, he served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation (“Adelphia”) from March 2003 until July 2006. Adelphia filed a petition under Chapter 11 of the Bankruptcy Code in June 2002. From May 2002 to March 2003, he served as Investment Specialist/Technology Analyst for Vulcan, Inc. Mr. Fawaz served as Regional Vice President of Operations for the Northwest Region for Charter from July 2001 to March 2002. From July 2000 to December 2000, he served as Chief Technology Officer for Infinity Broadband. He served as Vice President — Engineering and Operations at MediaOne, Inc. from January 1996 to June 2000. Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in electrical/communication-engineering from California State University — Long Beach.

Robert A. Quigley, 64, Executive Vice President and Chief Marketing Officer.  Mr. Quigley joined Charter in his current position in December 2005. Prior to joining Charter, Mr. Quigley was President and CEO at Quigley Consulting Group, LLC, a private consulting group, from April 2005 to December 2005. From March 2004 to March 2005, he was Executive Vice President of Sales and Marketing at Cardean Education Group (formerly UNext com LLC), a private online education company. From February 2000 to March 2004, Mr. Quigley was Executive Vice President of America Online and Chief Operating Officer of its Consumer Marketing division. Prior to America Online, he was owner, President and CEO of Wordsquare Publishing Co. from July 1994 to February 2000. Mr. Quigley is a graduate of Wesleyan University with a B.A. degree in history and is a member of the Direct Marketing Association board of directors.

Joshua L. Jamison, 52, East Division President.  Mr. Jamison was promoted to his current position in July 2006. He joined Charter in May 1999 as Vice President of Operations for the company’s former Northeast Region and promoted to divisional leadership in January 2003. Prior to joining Charter, Mr. Jamison held several management positions during his 18 years at Time Warner Cable. Mr. Jamison received a bachelor’s degree in human development from the University of Nebraska at Lincoln and a master’s degree in business administration from the University of New Haven.

Paula Trustdorf, 61, West Division President.  Ms. Trustdorf joined Charter in her current position in June 2007. Before joining Charter, she served as Senior Vice President — Central Region at Adelphia Communications from September 2003 to July 2006. Prior to her role at Adelphia, she served as Senior Vice President — Dallas Region for AT&T Broadband from June 2000 to March 2003 and Regional Vice President, Operations — Northwest Division for TCI of Colorado, Inc. from February 1998 to June 2000. From August 1995 to December 1997, she was General Manager for Australis Media in Adelaide, Australia. Ms. Trustdorf studied business and economics at Colorado Women’s College.

Mary L. White, 45, Central Division President.  Ms. White was promoted to her current position in July 2006. She joined Charter as Senior Vice President of Operations — Great Lakes Division in August 2005. Prior to joining Charter, she was Senior Vice President of Colorado Operations for Comcast Cable from November 2002 to May 2004. Prior to this at AT&T Broadband, she was Senior Vice President of Operations from 2001 to 2002. Ms. White received a bachelor’s degree in Communications at Northeastern Illinois University.

Eloise Schmitz, 43, Senior Vice President, Strategic Planning.  Ms. Schmitz was promoted to her current position in August 2006. She will assume the position of interim Chief Financial upon Mr. Fisher’s resignation. Ms. Schmitz has been employed in several management positions with Charter since July 1998, when she joined as Vice President, Finance & Acquisitions and Assistant Secretary. Prior to joining Charter, Ms. Schmitz served as Vice President, Group Manager, of the Franchise and Communications Group for Mercantile Bank, now US Bank, in St. Louis from 1992 to 1998. Ms. Schmitz received a bachelor’s degree in Finance from Tulane University.

Lynne F. Ramsey, 50, Senior Vice President, Human Resources.  Ms. Ramsey joined Charter’s Human Resources group in March 2001 and served as Corporate Vice President, Human Resources. She was promoted to her current position in July 2004. Before joining Charter, Ms. Ramsey was Executive Vice President of Human Resources for Broadband Infrastructure Group from March 2000 through November 2000. From 1994 to 1999, Ms. Ramsey served as Senior Vice President of Human Resources for Firstar Bank, previously Mercantile Bank of St. Louis. She served as Vice President of Human Resources for United Postal Savings from 1982 through 1994, when it was acquired by Mercantile Bank of St. Louis. Ms. Ramsey received a bachelor’s degree in Education from Maryville College and a master’s degree in Human Resources Management from Washington University.

Kevin D. Howard, 38, Vice President, Controller and Chief Accounting Officer.  Mr. Howard was promoted to his current position in April 2006. Prior to that, he served as Vice President of Finance from April 2003 until April 2006 and as Director of Financial Reporting since joining Charter in April 2002. Mr. Howard began his career at Arthur Andersen LLP in 1993 where he held a number of positions in the audit division prior to leaving in April 2002. Mr. Howard received a B.S.B.A. degree in finance and economics from the University of Missouri — Columbia and is a certified public accountant and certified managerial accountant.

Executive Compensation
Report of the Compensation and Benefits Committee

The following report does not constitute soliciting materials and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless the Company specifically states otherwise.

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation and Analysis (“CD&A”) set forth below including the accompanying tables. The Compensation and Benefits Committee recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into the Company’s 2007 Annual Report on Form 10-K.

PAUL G. ALLEN
ROBERT P. MAY
DAVID C. MERRITT
MARC B. NATHANSON

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation and Benefits Committee was comprised of Messrs. Allen, May, Merritt and Nathanson. No member of Charter’s Compensation and Benefits Committee was an officer or employee of Charter or any of its subsidiaries during 2007. Mr. Allen served as a non-employee Chairman of the Board and Mr. Nathanson held the title of Vice Chairman of Charter’s board of directors, a non-executive, non-salaried position in 2007. Mr. Allen is the 100% owner and a director of Vulcan Inc. and certain of its affiliates, which employs Mr. Conn and Ms. Patton as executive officers.

During 2007, (1) none of Charter’s executive officers served on the compensation committee of any other company that has an executive officer currently serving on Charter’s board of directors or Compensation and Benefits Committee and (2) none of Charter’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Benefits Committee.

Compensation Discussion and Analysis

Overview

The following discussion and analysis of compensation arrangements of our Named Executive Officers (including our Chief Executive Officer, Chief Financial Officer, and other executive officers appearing in the Summary Compensation Table) in 2006 and 2007 should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.

Role of the Compensation and Benefits Committee

The Compensation and Benefits Committee of our board of directors is responsible for overseeing the overall compensation structure, policies and programs of our Company, assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management and employees of the Company and subsidiaries.

Our Chief Executive Officer (“CEO”) annually reviews the performance of each of the other Named Executive Officers. He recommends to the Compensation and Benefits Committee salary adjustments, annual cash bonuses and equity incentive compensation applying specific performance metrics that have been approved by the Compensation and Benefits Committee at the beginning of each year for the other Named Executive Officers. The Compensation and Benefits Committee has, on occasion, requested certain executives to be present at Compensation and Benefits Committee meetings where executive compensation and Company and individual performance are discussed and evaluated. These executives are invited for the purpose of providing insight or suggestions regarding executive performance objectives and/or achievements, and the overall competitiveness and effectiveness of our executive compensation program. Although the Compensation and Benefits Committee considers the CEO’s recommendations along with analysis provided by the Compensation and Benefits Committee’s compensation consultants, it retains full discretion to set all compensation for the Company’s Named Executive Officers, except that the Compensation and Benefits Committee’s recommendations for the CEO’s compensation goes before our full board of directors, with non-employee directors voting on the approval of any recommendations, subject to any employment agreements.

The Compensation and Benefits Committee has the discretion to directly engage the services of a compensation consultant or other advisors and has done so in the past. Beginning in 2006, it retained the services of Pearl Meyer & Partners to conduct a comprehensive assessment of our annual executive compensation program relative to competitive markets, as well as conduct an analysis on certain retention strategies for our senior management team. Pearl Meyer & Partners was retained directly by the Committee, although in carrying out assignments, it also interacted with management when necessary and appropriate. Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation and Benefits Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation and Benefits Committee.

Compensation Philosophy and Objectives

The Compensation and Benefits Committee believes that attracting and retaining well-qualified executives is a top priority. The Compensation and Benefits Committee’s approach is to compensate executives commensurate with their experience, expertise and performance, as well as to ensure that its compensation programs are competitive to executive pay levels within the cable, telecommunications, and other related industries that define our competitive labor markets. We seek to uphold this philosophy through attainment of the following objectives:

Pay-for-Performance.  We seek to ensure that the amount of compensation for each Named Executive Officer is reflective of the executive’s performance and service to the Company for the time period under consideration. Our primary measures of performance used to gauge appropriate levels of performance-based compensation have included revenue, adjusted EBITDA, unlevered free cash flow, operating cash flow, new product growth, operational improvements, customer satisfaction, and/or such other metrics as the Compensation and Benefits Committee shall determine is then critical to the long-term success of the Company at that time. While we believe that our executives are best motivated when they believe that their performance objectives are attainable, we also believe that these metrics should be challenging and represent important incremental improvements over performance in prior years. Compensation payable pursuant to our annual Executive Bonus Plan and our Long-Term Incentive Program is dependent on Company performance.

Alignment.  We seek to align the interests of the Named Executive Officers with those of our investors by evaluating executive performance on the basis of the financial measurements noted above, which we believe closely correlate to long-term stakeholder value creation. The annual cash bonus and long-term stock-based incentives are intended to align executive compensation with our business strategies, values and management initiatives, both short- and long-term. Through this incentive compensation, we place a substantial portion of executive compensation at risk, specifically dependent upon the financial performance of the Company over the relevant periods. This rewards executives for performance that enhances the Company’s financial strength and stakeholder value. Moreover, we believe that compensation in the form of equity inherently aligns the interests of our management team with those of shareholders.

Retention.  We recognize that a key element to our success is our ability to retain a team of highly qualified executives who can provide the leadership necessary to successfully execute our short- and long-term business strategies. We also recognize that, because of their qualifications, our senior executives are often presented with other professional opportunities, potentially ones at higher compensation levels. It is often difficult to retain talented management. Our retention strategy faces additional challenges in that the skills of our current management team are attractive to many companies outside of the cable industry and the members of our management team do not have long-standing ties to the St. Louis area where the Company’s headquarters is located, as well as the volatile nature of our stock. Two programs underscore our focus on retention. First, the Executive Cash Award Plan provides for a cash award to be paid at the end of a pre-determined period, discussed in detail below. Second, an Equity Compensation Award was approved in March 2007, and is also discussed below.

Pay Levels and Benchmarking

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, pay levels for peers within the Company, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining these pay levels, the Compensation and Benefits Committee considers all forms of compensation and benefits. When establishing the amounts of such compensation, the Compensation and Benefits Committee considers publicly available information, such as proxy statements, concerning executive compensation levels paid by other competitors, and in the industry generally.

With the assistance of Pearl Meyer & Partners, the Compensation and Benefits Committee approved two distinct peer groups of publicly-traded companies for benchmarking executive compensation effective for 2007. The first is an “industry peer group” of 11 companies: Cablevision Systems Corp., Clear Channel Communications, Inc., Comcast Corporation, The DIRECTV Group, Inc., E.W. Scripps Company, EchoStar Communications Corp., Embarq Corporation, Global Crossing Ltd., Level 3 Communications, Inc., Mediacom Communications Corp. and Time Warner Cable Inc. These companies include companies in cable, telecommunications or other related industries of similar size and business strategy.

Because we have a much higher level of debt than these industry peers, we also felt it important to analyze pay practices of a secondary peer group. Specifically, in order to understand pay practices and the mix of incentive vehicles in companies with similar leverage (i.e., those with total debt of $1 billion or more, with a debt to capital ratio of 100% or more), the Compensation and Benefits Committee worked with Pearl Meyer & Partners to analyze a reference group of 10 additional peer companies. While these companies were not used to gauge levels of pay, the Compensation and Benefits Committee felt it was appropriate to examine the types, design and mix of compensation vehicles used within these organizations for pay mix and design purposes.

In addition to these specific peer companies, the Compensation and Benefits Committee also reviews data from a number of published compensation surveys that provide broader market data for specific functional responsibilities for companies of similar revenue size to the Company.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation and Benefits Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

In light of our practice of making a relatively high portion of each executive officer’s compensation based on performance (i.e., at risk), the Compensation and Benefits Committee generally examines peer company data at the average, the 25th percentile, the median and the 75th percentile, for performance at target and in excess of target, respectively, or for specialization of skill set. The Compensation and Benefits Committee generally sets compensation for our Named Executive Officers at the median of industry peer group with the opportunity to reach the 75th percentile based on the criteria above.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive.

Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value. Based on data provided by our outside advisor, total direct compensation (i.e. salary, bonus and long-term incentive) is, on average, at competitive median levels for the NEOs.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this portfolio approach, we provide the executive a measure of security in the minimum level of compensation the executive is eligible to receive, while motivating the executive to focus on the business metrics and actions that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of top executive talent by competitors.

For key executives, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives. We also believe that long-term incentives, and particularly equity compensation, provide a very important motivational and retentive aspect to the compensation package of our key executives.

Implementing Our Objectives

The Compensation and Benefits Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against pre-established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stakeholder value. Specific factors affecting compensation decisions for the Named Executive Officers include:

•	Assessment of Company performance — criteria may include revenue, adjusted EBITDA, free cash flow, unlevered free cash flow, average revenue per unit, operating cash flow, new product growth, operational improvements, customer satisfaction and/or such other metrics as the Compensation and Benefits Committee determine is critical to long-term success of the Company. Application of this factor is more specifically discussed under “Elements Used to Achieve Compensation Objectives” as applicable;

•	Assessment of individual performance — criteria may include individual leadership abilities, management expertise, productivity and effectiveness. Application of this factor is more specifically discussed under “Elements Used to Achieve Compensation Objectives” as applicable; and

•	Benchmarking and Total Compensation Level Review — Our Compensation and Benefits Committee works with our compensation consultant to assess compensation levels and mix as compared to the market, and more fully discussed below under “Pay Levels and Benchmarking.”

Elements Used to Achieve Compensation Objectives

The main components of the Company’s compensation program include:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance designed to provide a base level of compensation security on an annual basis;

•	Executive Bonus Plan — variable performance-based pay designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary;

•	Long-Term Incentives — awards including Stock Options, Performance Units/Shares and Restricted Shares designed to motivate long-term performance and align executive interests with those of our shareholders; and

•	Special Compensation Programs — cash and equity programs targeted at executives in critical positions designed to encourage long-term retention.

Details of Each Element

(1)	Base salary

Base salaries are set with regard to the level of the position within the Company and the individual’s current and sustained performance results. The base salary levels for executives, and any changes in those salary levels, are reviewed each year by the Compensation and Benefits Committee, and such adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s significant impact on then current Company goals. Salary adjustments may also be based on changes in market pay levels for comparable positions in our competitive markets. Base Salaries are reviewed and adjusted with regard to (a) market competitive Base Salary levels and increases, (b) the employee’s impact on and contributions to the business performance, and (c) Company-wide total salary increase budgets. With regard to 2007, the Compensation and Benefits Committee approved the following Base Salary increases: Mr. Smit received no increase per the terms of his Employment Agreement, Mr. Lovett received a $31,150 increase, Mr. Fisher received a $15,000 increase, Mr. Quigley received a $20,025 increase, and Mr. Raclin received a $20,025 increase. However, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the subjective exercise of the Compensation and Benefits Committee’s judgment. Although salaries are generally targeted at market median compared to an industry peer group and to a peer group of comparably leveraged companies (discussed below) and other compensation survey data for experienced professionals, the Compensation and Benefits Committee may also take into account historical compensation, potential as a key contributor as well as special recruiting/retention situations in setting salaries for individual executives above or below the market median. Based upon data provided by our outside advisor, Base Salaries for our NEOs are, on average at median competitive levels.

(2)	Executive Bonus Plan

2007 Executive Bonus Plan

For 2007, bonuses for eligible employees were determined based on Charter’s (or, if applicable, an employees’ particular division’s or KMA’s) performance during 2007 measured against four performance goals or measures. These measures, and the percentage of an employee’s bonus allocated to each measure, are revenue (30%), adjusted EBITDA for corporate employees (excluding corporate marketing) or operating cash flow for divisional and KMA employees (30%), unlevered free cash Flow (20%) and customer satisfaction (20%). The percentage allocation for revenue and adjusted EBITDA was changed for 2007 from 2006, previously 40% for revenue and 20% for adjusted EBITDA to give equal weighting to these measures to reflect their importance in the operation of the Company. Target bonuses for executive officers ranged from 60% to 125% of base salary in 2007, subject to applicable employment agreements (see “Employment Agreements”). The range of potential payouts relative to target vary by measure and range from 0% to 200% of target.

In February 2008, the Compensation and Benefits Committee determined that achievement toward performance goals for 2007 resulted in bonuses under the 2007 Executive Bonus Plan in the amount of 106.45% of targeted bonuses, as detailed in the following chart and as set forth in the Non-Equity Incentive Plan column of the Summary Compensation Table.

				Bonus
		Performance		Matrixes
Bonus Metrics for 2007	Weight	Goals	Attainment	Attainments

Revenue	30%	$6.0 billion	92.50%	27.75%
Adjusted EBITDA	30%	$2.1 billion	117%	35.10%
Unlevered Free Cash Flow	20%	$1.0 billion	143%	28.60%
Customer Satisfaction
Customer Excellence Index Attainment	10%	4.0 or below	0%	0%
Call Center Service Level	10%	70% or above	150%	15%
Total Corporate Attainment				106.45%

The Compensation and Benefits Committee has the discretion to increase or decrease payouts under this annual plan based on organizational factors such as acquisitions or significant transactions, performance driven by changes in products or markets and other unusual, unforeseen or exogenous situations. The Compensation and Benefits Committee made certain revisions to the 2007 measures to account for board-approved actions (i.e., incremental increase in the budget for capital expenditures) after the measures were initially adopted. In addition to the bonuses approved under the formula for the 2007 Executive Bonus Plan, Compensation and Benefits Committee approved discretionary bonuses of $150,000 to Mr. Smit, $100,000 to Mr. Lovett and $50,000 to Mr. Raclin for their outstanding performances in 2007, the differing amounts of such discretionary bonuses generally reflecting the differing levels of their responsibilities for Company performance.

(3)	Long-Term Incentives

The Company’s long-term incentive award compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with that of our stakeholders, and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options and full value shares when making award decisions. In 2006, we began to shift a greater portion of our long-term incentive grants away from stock options and towards performance units, which we believe will provide for better retention incentives. We believe that performance units help to drive Company performance through their direct linkage to controllable business results while, at the same time, rewarding executives for the value created through share price appreciation. Making grants of full value awards also allowed us to reduce the number of shares we had previously granted through the use of stock options, thereby providing for greater efficiency with regard to dilution and the number of new shares coming into the market at any particular time. While the size of the award is ultimately left to the Compensation and Benefits Committee discretion, in accordance with our compensation philosophy, grant levels are generally targeted at the median of our industry peer group.

The 2001 Stock Incentive Plan

The 2001 Stock Incentive Plan provides for the grant of non-qualified stock options, stock appreciation rights, dividend equivalent rights, performance units and performance shares, share awards, phantom stock and shares of restricted stock (currently not to exceed 20,000,000 shares) as each term is defined in the 2001 Stock Incentive Plan. Generally, options expire 10 years from the grant date. Unless terminated sooner by our board of directors, the 2001 Stock Incentive Plan will terminate on February 12, 2011, and no option or award can be granted thereafter under that plan.

As of December 31, 2007, 17,576,766 shares remained available for future grants under the plan (assuming maximum attainment of performance units). As of December 31, 2007, there were 3,430 participants in the plan.

The plan authorizes the repricing of options, which could include reducing the exercise price per share of any outstanding option, permitting the cancellation, forfeiture or tender of outstanding options in exchange for other awards or for new options with a lower exercise price per share, or repricing or replacing any outstanding options by any other method.

The 2001 Stock Incentive Plan must be administered by, and grants and awards to eligible individuals must be approved by our board of directors or a committee thereof consisting solely of nonemployee directors as defined in Section 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation and Benefits Committee approves the grants for Senior Vice Presidents and Executive Vice Presidents and grant levels for all other eligible employees and it determines the terms of each stock option grant, restricted stock grant or other award at the time of grant, including the exercise price to be paid for the shares, the vesting schedule for each option, the price, if any, to be paid by the grantee for the restricted stock, the restrictions placed on the shares, and the time or times when the restrictions will lapse. The board of directors or such committee also has the power to accelerate the vesting of any grant or extend the term thereof.

Upon a change in control of Charter, the board of directors or the administering committee can shorten the exercise period of any option, have the survivor or successor entity assume the options with appropriate adjustments, or cancel options and pay out in cash. If an optionee’s or grantee’s employment is terminated by the Company without “cause” or by the optionee or grantee for “good reason” within one year following a “change in control” (as those terms are defined in the plan), unless otherwise provided in an employment agreement or an agreement pursuant to the plan, with respect to such optionee’s or grantee’s awards under the plan, all outstanding options will become immediately and fully exercisable, all outstanding stock appreciation rights will become immediately and fully exercisable, the restrictions on the outstanding restricted stock will lapse, and a number of performance units shall immediately vest, which such number shall be the number of units that would have vested at the end of the vesting period if he or she had continued in employment until the end of such vesting period, assuming that the actual performance of the Company from the grant date through the end of the calendar month before the termination date had continued throughout the entire performance cycle.

Long-Term Incentive Program

Grants are made from the available shares discussed above to our Named Executive Officers through our Long-Term Incentive Program (“LTIP”), which is administered under the 2001 Stock Incentive Plan. Under the LTIP, certain employees are eligible to receive stock options, and more senior level employees are eligible to receive stock options and performance units. The stock options vest 25% on each of the first four anniversaries of the date of grant. Participants are given an award of performance units with the opportunity to earn up to 200% of that award based on the Company’s performance. Following the end of each year, the Compensation and Benefits Committee reviews the Company’s performance and determines the number of performance shares which have been earned. These performance shares vest upon the third anniversary of the grant date of the original performance unit award. The amount of equity incentive compensation granted in 2007 was based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. In 2007, as in the recent past, the Company has capped the amount of equity awards which may be available to all employees of the Company at 2% of the outstanding equity outstanding and the Compensation and Benefits Committee includes consideration of this limitation in awarding such compensation and determining what awards are available at all levels of the Company. Charter annually reviews the mix of equity vehicles to select equity instruments with the greatest value to recipients for the least cost to the Company (i.e., we pursue the greatest equity vehicle efficiency). In 2007, we placed a greater emphasis on performance units rather than stock options (70%/30% split, respectively). We believe that performance units help to drive Company performance through their direct linkage to controllable business results while, at the same time, rewarding executives for the value created through share appreciation.

Charter’s Compensation and Benefits Committee approved conversion of the 2007 performance units to performance shares at the level of 142% of granted units as a result of the achievement of the financial performance measures. The attainment level was based on revenue growth of 10.9% versus a target of 11.3% and unlevered free cash flow growth of 20.8% versus a target of 15.8%. The Compensation and Benefits Committee made certain revisions to the 2007 measures to account for board-approval actions (i.e., incremental increase in the budget for capital expenditures) after the measures were initially adopted. These shares will vest in 2010 on the third anniversary of the performance unit grant.

Timing of Equity Grants

Grants of equity-based awards are determined by the Compensation and Benefits Committee and typically made each calendar year following review by the Compensation and Benefits Committee of the prior year’s Company performance. Grants may also be at other times of the year upon execution of a new employment agreement, or in a new hire or promotion situation. Grants of options are made with an exercise price equal to the average of the high and low stock price on the date of grant.

(4)	Retention Programs

Executive Cash Award Plan

In 2005, Charter adopted the Executive Cash Award Plan to provide additional incentive to, and retain the services of, certain officers of Charter and its subsidiaries, to achieve the highest level of individual performance and contribute to the success of Charter. Eligible participants are employees of Charter or any of its subsidiaries who have been recommended by the CEO and designated and approved as Plan participants by the Compensation and Benefits Committee of Charter’s board of directors. At the time the plan was adopted, the interim CEO recommended and the Compensation and Benefits Committee designated and approved as plan participants the permanent President and Chief Executive Officer position, Executive Vice President positions and selected Senior Vice President positions.

The plan provides that each participant be granted an award which represents an opportunity to receive cash payments in accordance with the plan. An award was credited in book entry format to a participant’s notional account in an amount equal to 100% of a participant’s base salary on the date of plan approval in 2005 and 20% of participant’s base salary in each year 2006 through 2009, based on that participant’s base salary as of May 1 of the applicable year. The plan awards vested at the rate of 50% of the plan award balance at the end of 2007 and 100% of the plan award balance will vest at the end of 2009. Participants will be entitled to receive payment of the vested portion of the award if the participant remains employed by Charter continuously from the date of the participant’s initial participation through the end of the calendar year in which his or her award becomes vested, subject to payment of pro-rated award balances to a participant who terminates due to death or disability or in the event Charter elects to terminate the plan.

The payment of the awards which vested at the end of 2007 to certain Named Executive Officers was made in January 2008. See the Summary Compensation Table below.

A participant’s eligibility for, and right to receive, any payment under the plan (except in the case of intervening death) is conditioned upon the participant first executing and delivering to Charter an agreement releasing and giving up all claims that participant may have against Charter and related parties arising out of or based upon any facts or conduct occurring prior to the payment date, and containing additional restrictions on post-employment use of confidential information, non-competition and nonsolicitation and recruitment of customers and employees.

The plan was revised to allow the participation of new senior executives who became eligible for the plan beginning in 2006. For each new participant, an award was credited in book entry format to the participant’s notional account in an amount equal to 100% of a participant’s base salary on the date of eligibility approval or hire in 2006 and 20% of participant’s base salary in each year 2007 through 2010, based on that participant’s base salary as of May 1 of the applicable year. The plan awards will vest at the rate of 50% of the plan award balance at the end of 2008 and 100% of the plan award balance at the end of 2010. All other terms and conditions remain the same.

In 2007, the plan was amended and restated to make it consistent with the 2001 Stock Incentive Plan to include the acceleration and payment of awards in the event of a change in control of the Company.

All Named Executive Officers participate in this plan.

Equity Compensation Award — 2007

Pursuant to the Compensation and Benefits Committee’s request, Pearl Meyer & Partners conducted a compensation analysis of existing special cash and equity compensation plans and programs to determine retention value for key executives. Pearl Meyer & Partners provided us with data regarding marketplace practices and costs associated with retention programs. As a result of the 2006 Pearl Meyer & Partners compensation analysis, the Compensation and Benefits Committee determined that the language and basic provisions of the employment contracts for select executives should be made consistent to reflect some of the market terms suggested by the Pearl Meyer & Partners’ analysis and recommendations including:

•	Standardizing the employment agreement term at either two or three years, with automatic renewal unless prior notice of non-renewal is provided;

•	Standardizing the vesting of stock if the executive is not offered an equivalent position within six months following any change-in-control; and

•	Standardizing the severance formula to include base salary plus target bonus through the severance period.

Also, as a result of the analysis and as furtherance of the retention of the select executives, the Compensation and Benefits Committee provided for a special equity award that would be conditioned upon the executive executing an employment agreement with the standard language as was acceptable to the Company. The special equity award consisted of a mixture of performance units tied to 2007 performance and restricted shares. The conversion of 2007 performance units to performance shares is discussed in “Long-Term Incentive Program,” above.

Other Compensation Elements

The Named Executive Officers participate in all other benefit programs offered to all employees generally.

Impact of Tax and Accounting

Section 162(m) of the Internal Revenue Code generally provides that certain kinds of compensation in excess of $1 million in any single year paid to the chief executive officer and the three other most highly compensated executive officers other than the chief financial officer of a public company are not deductible for federal income tax purposes. However, pursuant to regulations issued by the U.S. Treasury Department, certain limited exemptions to Section 162(m) apply with respect to qualified “performance-based compensation.” While the tax effect of any compensation arrangement is one factor to be considered, such effect is evaluated in light of our overall compensation philosophy. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation and Benefits Committee has not adopted a policy that all compensation must be deductible. Stock options and performance shares granted under our 2001 Stock Incentive Plan are subject to the approval of the Compensation and Benefits Committee. The grants qualify as “performance-based compensation” and, as such, are exempt from the limitation on deductions. Outright grants of restricted stock and certain cash payments (such as base salary and cash bonuses) are not structured to qualify as “performance-based compensation” and are, therefore, subject to the Section 162(m) limitation on deductions and will count against the $1 million cap.

When determining amounts and forms of compensation grants to executives and employees, the Compensation and Benefits Committee considers the accounting cost associated with the grants. On January 1, 2006, the Company adopted Statement of Financial Accounting Standard 123 (revised 2004), Share — Based Payment (“SFAS No. 123R”), which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. Under SFAS No. 123R, grants of stock options, restricted stock, performance shares and other share-based payments result in an accounting charge for our company. The accounting charge is equal to the fair value of the instruments being issued and is amortized over the requisite service period, or vesting period of the instruments. For restricted stock and performance shares, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. For stock options, the cost is equal to the fair value of the option, estimated using the Black-Scholes option-pricing model, times the number of options granted. The following weighted average assumptions were used for grants during the years ended December 31, 2007, 2006 and 2005, respectively: risk-free interest rates of 4.6%, 4.6% and 4.0%; expected volatility of 70.3%, 87.3%, and 70.9% based on historical volatility; and expected lives of 6.3 years, 6.3 years and 4.5 years, respectively. The valuations assume no dividends are paid. Dollar values included in the “Non-Employee Director Compensation Table” and the “Summary Compensation Table” represent the expense recognized in 2007 relating to all awards granted in 2007 and prior.

Summary Compensation Table

The following table sets forth information as of December 31, 2007 and 2006 regarding the compensation to those executive officers listed below for services rendered for the fiscal years ended December 31, 2007 and 2006. These officers consist of the Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers as of December 31, 2007. None of the Named Executive Officers participated in the Supplemental Deferred Compensation Plan.

							Non-equity
	Year				Stock	Option	Incentive Plan	All Other
Name and	Ended	Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Principal Position	Dec. 31	($)	($)(1)		($)(2)	($)(2)	($)(3)	($)(9)	($)

Neil Smit	2007	1,200,000	870,000	(4)	2,104,677	435,687	1,596,750	20,752	6,277,866
President and	2006	1,200,000	—		2,026,364	929,745	1,725,000	30,316	5,911,425
Chief Executive Officer
Jeffrey T. Fisher	2007	510,961	351,500		178,973	283,845	383,752	128,096	1,837,127
Executive Vice President	2006	442,308	100,000	(5)	43,520	261,728	402,500	120,737	1,370,793
and Chief Financial Officer
Michael J. Lovett	2007	722,762	1,078,978	(6)	1,211,191	515,376	778,309	29,673	4,336,289
Executive Vice President and	2006	680,768	—		232,396	279,325	805,000	25,185	2,022,674
Chief Operating Officer
Grier C. Raclin	2007	464,634	354,503	(7)	331,221	68,893	300,205	9,140	1,528,596
Executive Vice President,	2006	443,269	—		103,078	89,539	310,500	158,151	1,104,537
General Counsel and Corporate Secretary
Robert A. Quigley	2007	464,634	317,003		330,429	54,510	300,205	12,688	1,479,469
Executive Vice President and	2006	450,000	200,000	(8)	78,923	58,559	310,500	34,267	1,132,249
Chief Marketing Officer

(1)	2007 amounts reflect Executive Cash Award Plan payouts, which were paid in January 2008. Below is a table which reflects the balance at January 2008 in each Named Executive Officer’s Executive Cash Award Plan account after the payouts.

Executive Cash Award Plan

Executive	Amount ($)

Neil Smit	720,000
Jeffrey T. Fisher	351,500
Michael J. Lovett	978,978
Grier C. Raclin	304,503
Robert A. Quigley	317,003

(2)	Amounts were calculated in accordance with SFAS No. 123R and represent expense recognized in the period indicated related to all grants in such period and prior. For more information on SFAS No. 123R, see “Impact of Tax and Accounting” under Compensation Discussion and Analysis.

(3)	Amounts reflect the 2006 and 2007 Executive Bonus Plan bonuses earned during the 2006 fiscal year, paid in March 2007 and during the 2007 fiscal year, paid in March 2008.

(4)	In addition to his Executive Cash Award Plan payout, Mr. Smit received a $150,000 discretionary bonus for 2007, paid in March 2008.

(5)	Pursuant to his employment agreement, Mr. Fisher received a $100,000 signing bonus.

(6)	In addition to his Executive Cash Award Plan payout, Mr. Lovett received a $100,000 discretionary bonus for 2007, paid in March 2008.

(7)	In addition to his Executive Cash Award Plan payout, Mr. Raclin received a $50,000 discretionary bonus for 2007, paid in March 2008.

(8)	Mr. Quigley received a $200,000 signing bonus paid in January 2006.

(9)	The following table identifies the perquisites and personal benefits received by the Named Executive Officers:

				Executive
		Personal Use	401 (k)	Long-Term	Relocation
		of Corporate	Matching	Disability	Expenses	Automobile	Tax Advisory
Name	Year	Airplane ($)	Contributions ($)	Premiums ($)	($)	Allowance ($)	Services ($)

Neil Smit	2007	10,352	4,288	3,192	—	—	2,920
	2006	13,504	4,038	2,394	5,804	—	4,576
Jeffrey T. Fisher	2007	—	7,269	2,824	118,003	—	—
	2006	—	3,846	471	116,420	—	—
Michael J. Lovett	2007	12,182	7,750	2,541	—	7,200	—
	2006	9,222	5,500	2,541	722	7,200	—
Grier C. Raclin	2007	—	5,154	3,986	—	—	—
	2006	9,418	—	3,321	145,412	—	—
Robert A. Quigley	2007	—	7,750	4,938	—	—	—
	2006	7,012	3,300	4,115	19,840	—	—

2007 Grants of Plan-Based Awards

The following table shows information on stock option, restricted stock and performance unit awards granted in 2007 to each of the Company’s Named Executive Officers.

									All	All
									Other	Other
									Stock	Option		Grant Date
									Awards:	Awards:	Exercise	Fair Value
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Best	of Stock
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price	and
		Committee	Plan Awards(2)			Plan Awards(3)			Stock or	Underlying	of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)(5)	($/Sh)(6)	($)(7)

Neil Smit	3/9/2007	3/8/2007								248,200	2.84	474,062
	3/9/2007	2/6/2006				0	687,287	1,374,574				1,804,128
	3/9/2007	3/8/2007				0	579,154	1,158,308				1,520,279
	8/1/2007	2/21/2007				0	600,000	1,200,000				1,575,000
	8/1/2007	2/21/2007							600,000			2,223,000
	—		0	1,500,000	2,400,000
Jeffrey T. Fisher	3/9/2007	3/8/2007								57,300	2.84	109,443
	3/9/2007	3/8/2007				0	133,741	267,482				351,070
	8/1/2007	2/21/2007				0	50,000	100,000				131,250
	8/1/2007	2/21/2007							50,000			185,250
	—		0	360,500	1,030,000
Michael J. Lovett	3/9/2007	3/8/2007							300,000			850,500
	3/9/2007	3/8/2007								864,000	2.84	1,650,240
	3/9/2007	3/8/2007				0	518,400	1,036,800				1,360,800
	8/1/2007	2/21/2007				0	553,643	1,107,286				1,453,313
	8/1/2007	2/21/2007							553,643			2,051,247
	—		0	731,150	1,462,300
Grier C. Raclin	3/9/2007	3/8/2007								57,300	2.84	109,443
	3/9/2007	3/8/2007				0	133,741	267,482				351,070
	8/1/2007	2/21/2007				0	150,000	300,000				393,750
	8/1/2007	2/21/2007							150,000			555,750
	—		0	282,015	940,050

									All	All
									Other	Other
									Stock	Option		Grant Date
									Awards:	Awards:	Exercise	Fair Value
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Best	of Stock
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price	and
		Committee	Plan Awards(2)			Plan Awards(3)			Stock or	Underlying	of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)(5)	($/Sh)(6)	($)(7)

Robert A. Quigley	3/9/2007	3/8/2007								57,300	2.84	109,443
	3/9/2007	3/8/2007				0	133,741	267,482				351,070
	8/1/2007	2/21/2007				0	150,000	300,000				393,750
	8/1/2007	2/21/2007							150,000			555,750
	8/15/2007	5/25/2007							75,000			208,125
	—		0	282,015	940,050

(1)	At the February 6, 2006 Compensation and Benefits Committee meeting, Mr. Smit, pursuant to his employment agreement, was approved for a performance unit grant of 2,061,860 units, one-third of which (687,287 units) were or will be awarded based on the one-year performance in 2006, 2007, and 2008. At the March 8, 2007 Compensation and Benefits Committee meeting, the measures for the 2007 performance and option grants were approved, which awards were later granted on March 9, 2007. At its February 21, 2007 meeting, the Board approved performance and restricted grants, which awards were later granted on August 1, 2007, in connection with the signing of new employment agreements and a discretionary restricted stock grant to Mr. Lovett which was later granted on March 9, 2007. Through a unanimous written consent on May 25, 2007, Mr. Quigley was approved for a discretionary restricted stock grant of 75,000, in connection with the signing of new employment agreement, which was later granted on August 15, 2007.

(2)	These columns show the range of payouts under the 2007 Executive Bonus Plan based on 2007 performance. These payments for 2007 performance were made based on the metrics described in the section titled “2007 Executive Bonus Plan” in the Compensation Discussion & Analysis. These payments are reflected in the Non-Equity Incentive Plan column in the Summary Compensation Table.

(3)	These columns show the range of payouts as performance units targeted for 2007 performance under the Long-Term Incentive Plan, which is administered by the 2001 Stock Incentive Plan. The 2007 payouts, calculated at 142% of target, were made in March 2008 as reflected in the table below. In addition to his annual grant of 579,154 units and addendum grant of 600,000, Mr. Smit, pursuant to his employment agreement, was granted 2,061,860 units, one-third of which (687,287 units) were or will be awarded based on the one-year performance in 2006, 2007 and 2008. If the Company meets its performance criteria in each year, the units will turn into performance shares on March 10th of 2007, 2008 and 2009. Since Charter met its performance criteria in 2006 at 160% of its target, Mr. Smit received 1,099,659 performance shares in 2007. Since Charter met its performance criteria in 2007 at 142% of its target, Mr. Smit received 975,947 performance shares in 2008. All of the performance shares will vest in March 2009.

Performance Shares
Name	Granted (#)

Neil Smit	822,399
975,947
852,000
Jeffrey T. Fisher	189,912
71,000
Michael J. Lovett	736,128
786,173
Grier C. Raclin	189,912
213,000
Robert A. Quigley	189,912
213,000

(4)	Awards under this column are granted as restricted shares under the 2001 Stock Incentive Plan.

(5)	These Option Awards are more fully described in the Outstanding Equity Awards at Fiscal Year-End table.

(6)	The exercise prices of Option Awards were determined using the average of high and low stock prices on the date of grant.

(7)	Amounts were calculated in accordance with SFAS No. 123R. For more information on SFAS No. 123R, see “Impact of Tax and Accounting” under Compensation Discussion and Analysis.

Outstanding Equity Awards At Fiscal Year End

The following table provides information concerning unexercised options and unvested restricted stock and performance units for each of the Company’s Named Executive Officers, which remained outstanding as of December 31, 2007. None of the Company’s Named Executive Officers have been granted incentive-based stock options.

					Stock Awards
								Equity
							Equity	Incentive:
							Incentive	Plan Awards
							Plan Awards:	Market or
	Option Awards						Number of	Pay out Value
		Number of			Number of	Market	Unearned	of Unearned
	Number of	Securities			Shares or	Value of	Shares, Units	Shares,
	Securities	Underlying			Units of	Shares or	or Other	Units or
	Underlying	Unexercised	Option		Stock	Units of Stock	Rights	Other Rights
	Unexercised	Options (#)	Exercise	Option	That Have	That Have	That Have	That Have
	Options (#)	Unexercisable	Price	Expiration	Not	Not Vested	Not Vested	Not Vested
Name	Exercisable	(1)	($)	Date	Vested (2)	($)(3)	(#)(4)	($)(3)

Neil Smit	1,784,272	1,111,111	1.18	8/22/2015	3,147,138	3,682,151	1,866,441	2,183,736
	—	186,150	1.00	3/10/2016
	—	248,200	2.84	3/9/2017
Jeffrey T. Fisher	—	750,000	1.19	1/20/2016	217,253	254,186	183,741	214,977
	—	109,350	1.00	3/10/2016
	—	57,300	2.84	3/9/2017
Michael J. Lovett	100,000	—	5.06	7/23/2013	1,505,143	1,761,017	1,072,043	1,254,290
	58,125	19,375	5.17	1/27/2014
	9,375	3,125	4.56	4/27/2014
	61,500	20,500	2.87	10/26/2014
	54,000	108,000	1.30	4/26/2015
	—	324,000	1.20	2/28/2016
	—	864,000	2.84	3/9/2017
Grier C. Raclin	61,450	122,900	1.36	10/10/2015	434,794	508,709	283,741	331,977
	—	42,975	1.00	3/10/2016
	—	57,300	2.84	3/9/2017
Robert A. Quigley	36,450	72,900	1.25	12/5/2015	455,652	533,113	283,741	331,977
	—	42,975	1.00	3/10/2016
	—	57,300	2.84	3/9/2017

(1)	All option awards vest in equal installments over a four-year period from the grant dates. Mr. Smit will have 1,111,111 options vest on August 22, 2008, 62,050 options vest on each of March 10th of 2008, 2009 and 2010, and 62,050 options vest on each of March 9th of 2008, 2009, 2010 and 2011. Mr. Fisher will have 250,000 options vest on each of January 20th of 2008, 2009 and 2010, 36,450 options vest on each of March 10th of 2008, 2009 and 2010, and 14,325 options vest on each of March 9th of 2008, 2009, 2010 and 2011. Mr. Lovett will have 19,375 options vest on January 27, 2008, 3,125 options vest on April 27, 2008, 20,500 options vest on October 26, 2008, 54,000 options vest on April 26th of 2008 and 2009, 108,000 options vest on each of February 28th of 2008, 2009 and 2010 and 216,000 options vest on each of March 9th of 2008, 2009, 2010 and 2011. Mr. Raclin will have 61,450 options vest on each of October 10th of 2008 and 2009, 14,325 options vest on each of March 10th of 2008, 2009 and 2010, and 14,325 options vest on each of March 9th of 2008, 2009, 2010 and 2011. Mr. Quigley will have 36,450 options vest on each of December 5th of 2008 and 2009, 14,325 options vest on each of March 10th of 2008, 2009 and 2010 and 14,325 options vest on each of March 9th of 2008, 2009, 2010 and 2011.

(2)	All restricted stock awards vest in equal installments over a three-year period from the grant dates. All 2005 and 2006 performance unit awards were based on a one-year performance cycle. Since Charter met its certain performance criteria at 86.25% of the target in 2005 and 160% of the target in 2006, the units became performance shares which will vest on the third anniversary of the grant date. All performance units granted in

2004 were cancelled because Charter did not meet its performance criteria. Mr. Smit will have 520,833 shares vest on August 23, 2008, 200,000 shares vest on each of August 1st of 2008, 2009 and 2010 and 2,026,305 performance shares on March 10, 2009. Mr. Fisher will have 16,666 shares vest on February 6th in 2008 and 2009, 16,667 shares will vest on each of August 1st of 2008, 2009 and 2010 and 133,920 performance shares vest on March 10, 2009. Mr. Lovett will have 50,000 shares vest on February 28th of 2008 and 2009, 25,000 shares will vest on April 26, 2008, 100,000 shares vest on each of March 10th of 2008, 2009 and 2010, 184,548 shares vest on each of August 1st of 2008, 2009 and 2010, 111,780 performance shares will vest on March 26, 2008 and 414,720 performance shares will vest on March 10, 2009. Mr. Raclin will have 16,666 shares vest on October 10, 2008, 54,143 performance shares vest on March 26, 2008, 50,000 shares vest on each of August 1, 2008, 2009 and 2010 and 213,985 performance shares vest on March 10, 2009. Mr. Quigley will have 16,667 shares vest on December 5, 2008, 50,000 shares vest on each of August 1st of 2008, 2009 and 2010, 25,000 shares vest on each of August 15th of 2008, 2009 and 2010 and 213,985 performance shares vest on March 10, 2009.

(3)	Based on the closing stock price at December 31, 2007 of $1.17 per share.

(4)	Amounts attributed to performance unit awards granted in 2007, which were based on a one-year performance cycle, and unvested restricted shares. In February 2008, it was determined that Charter met its performance criteria at 142% of the target. The table below shows the initial grant of performance units shown in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column and the amount of performance shares granted at 142% of the target, which will vest three years from the grant date, except for the grant of 687,287 performance units to Mr. Smit, granted pursuant to his employment agreement. Performance shares resulting from such grant will vest on March 10, 2009.

	Performance Units	Performance Shares
Name	Granted (#)	Granted (#)

Neil Smit	579,154	822,399
	687,287	975,948
	600,000	852,000
Jeffrey T. Fisher	133,741	189,912
	50,000	71,000
Michael J. Lovett	518,400	736,128
	553,643	786,173
Grier C. Raclin	133,741	189,912
	150,000	213,000
Robert A. Quigley	133,741	189,912
	150,000	213,000

In addition to his annual grant of 579,154 units and addendum grant of 600,000, Mr. Smit, pursuant to his employment agreement, was granted 2,061,860 units, one-third of which (687,287 units) were or will be awarded based on the one-year performance in 2006, 2007 and 2008. If the Company meets its performance criteria in each year, the units will turn into performance shares on March 10th of 2007, 2008 and 2009. Since Charter met its performance criteria in 2006 at 160% of its target, Mr. Smit received 1,099,659 performance shares in 2007. Since Charter met its performance criteria in 2007 at 142% of its target, Mr. Smit received 975,947 performance shares in 2008. All of the performance shares will vest in March 2009.

2007 Options Exercised and Stock Vested

The following table provides information on stock options which were exercised and restricted stock awards which vested during 2007 for each of the Company’s Named Executive Officers.

			Stock Awards
	Option Awards		Number of Shares
	Number of Shares		Acquired on Vesting	Value Realized on
	Acquired on	Value Realized on	or Transfer for	Vesting or Transfer
	Exercise (#)	Exercise ($)(1)	Value (#)	for Value ($)(2)

Neil Smit(3)(4)	200,000	589,036	520,833	1,355,386
Jeffrey T. Fisher(5)(6)	286,450	678,492	16,667	56,334
Michael J. Lovett(7)(8)	108,000	248,292	75,000	254,837
Grier C. Raclin(9)(10)	14,325	43,118	16,667	49,001
Robert A. Quigley(11)(12)	14,325	36,099	16,667	20,500

(1)	Amounts attributed to the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amount attributed to the market value of the stock on the day the stock vested.

(3)	Mr. Smit exercised 62,050 options with an exercise price of $1.00/option on May 31, 2007. On the same day, he exercised 137,950 options with an exercise price of $1.176/option.

(4)	Mr. Smit had 520,833 restricted shares vest on August 23, 2007. He surrendered 183,781 shares to Charter to cover taxes at a fair market value of $2.68/share (the average of the low and high trading prices on that day). The remaining 337,052 shares had a closing market price of $2.56/share.

(5)	Mr. Fisher exercised 100,000 options with an exercise price of $1.19/option and 36,450 options with an exercise price of $1.00/option on March 16, 2007, and exercised 150,000 options with an exercise price of $1.19/option on March 20, 2007.

(6)	Mr. Fisher had 16,667 restricted shares vest on February 6, 2007. The closing market value on that day was $3.38/share.

(7)	Mr. Lovett exercised 108,000 options with an exercise price of $1.195/option on May 10, 2007.

(8)	Mr. Lovett had 50,000 restricted shares vest on February 28, 2007 and 16,686 were sold on March 1, 2007 to cover taxes at $3.03/share. He sold the remaining 33,314 shares on May 10, 2007 for $3.5026/share. Mr. Lovett also had 25,000 restricted shares vest on April 26, 2007, which he sold on May 10, 2007 for $3.5037/share.

(9)	Mr. Raclin exercised 14,325 options with an exercise price of $1.00/option on May 31, 2007.

(10)	Mr. Raclin had 16,667 restricted shares vest on October 10, 2007 at a closing market value of $2.94/share.

(11)	Mr. Quigley exercised 14,325 options with an exercise price of $1.00/option on May 10, 2007.

(12)	Mr. Quigley had 16,667 restricted shares vest on December 5, 2007 at a closing market value of $1.23/share.

Employment Agreements

Neil Smit

Charter and Mr. Smit entered into an agreement as of August 9, 2005 whereby Mr. Smit will serve as Charter’s President and Chief Executive Officer (the “Employment Agreement”) for a term expiring on December 31, 2008; Charter may extend the Employment Agreement for an additional two years by giving Mr. Smit written notice of its intent to extend not less than six months prior to the expiration of the contract (Mr. Smit has the right to reject the extension within a certain time period as set forth in the contract). Under the Employment Agreement, Mr. Smit will receive a $1,200,000 base salary per year, through the third anniversary of the agreement, and thereafter $1,440,000 per year for the remainder of the Employment Agreement. Mr. Smit shall be eligible to receive a performance-based target bonus of 125% of annualized salary, with a maximum bonus of 200% of annualized salary, as determined by the Compensation and Benefits Committee of Charter’s board of directors. Performance criteria shall not include Charter’s stock trading price, and may include revenue, ARPU, RGU, OCF, new product growth operational improvements, and/or such other metrics as the Compensation and Benefits Committee shall determine. Under Charter’s Long-Term Incentive Plan he received options to purchase 3,333,333 shares of Class A common stock, exercisable for 10 years, with annual vesting of one-third of the grant in each of the three years from the employment date; a performance unit award for a target amount of 2,061,860 shares of Class A common stock, one third of which can be earned in each of three one-year performance periods starting January 2006; a restricted stock award of 1,562,500 shares of Class A common stock, with annual vesting over three years following Mr. Smit’s employment date; and a restricted stock award for 1,250,000 shares of Class A common stock vesting on the first anniversary of his employment date. He is eligible for other or additional long-term incentives in the sole discretion of the Compensation and Benefits Committee and/or the Board, including additional stock option grants and restricted stock option awards. The Company has agreed to pay or reimburse him for professional fees he incurs in connection with financial counseling, estate planning, tax preparation and the like, up to a maximum of $15,000 for each calendar year during the Employment Agreement. Mr. Smit receives employee benefits and perquisites consistent with those made generally available to other senior executives.

On August 1, 2007, Charter and Mr. Smit entered into an addendum to his Employment Agreement (the “Addendum”). The Addendum provided for a grant of 600,000 restricted shares of Charter’s Class A common stock and 600,000 performance units under the 2001 Stock Incentive Plan. He was made eligible to participate in the Executive Cash Award Plan and the Addendum provided for $1.44 million being credited to his account under the plan. The Addendum also provided for an additional amount of severance pay than as set forth in the Employment Agreement.

Jeffrey T. Fisher

On August 1, 2007, Charter executed an amended and restated employment agreement with Mr. Fisher (the “Fisher Agreement”). The Fisher Agreement provides that Mr. Fisher shall be employed in an executive capacity as Executive Vice President and Chief Financial Officer with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for Charter’s financial reporting, at a salary of $515,000, to be reviewed on an annual basis. The Fisher Agreement also provides for a grant of 50,000 restricted shares of Charter’s Class A common stock and 50,000 performance units under the 2001 Stock Incentive Plan. He is eligible to participate in the incentive bonus plan with a target bonus of at least 70% of salary, the Executive Cash Award Plan and to receive such other employee benefits as are available to other senior executives. The Fisher Agreement contains a two-year non-compete provision and a two year non-solicitation clause. The term of the Fisher Agreement is two years and nine months from the effective date of the Fisher Agreement.

Michael J. Lovett

On August 1, 2007, Charter executed an amended and restated employment agreement with Mr. Lovett (the “Lovett Agreement”). The Lovett Agreement provides that Mr. Lovett shall be employed in an executive capacity as Executive Vice President and Chief Operating Officer with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for Charter’s operations, at a salary of $731,150, to be reviewed on an annual basis. The Lovett Agreement also provided for a grant of 553,643 restricted shares of Charter’s Class A common stock and 553,643 performance units under the 2001 Stock Incentive Plan. He is eligible to participate in the incentive bonus plan with a target bonus of at least 100% of salary, the Executive Cash Award Plan and to receive such other employee benefits as are available to other senior executives. The Lovett Agreement also provided for a one time contribution to the 2005 Executive Cash Award Plan equal to 1.5 times his base salary. The Lovett Agreement contains a two-year non-compete provision and a two year non-solicitation clause. The term of the Lovett Agreement is three years from the effective date of the Lovett Agreement.

Grier C. Raclin

On August 1, 2007, Charter executed an amended and restated employment agreement with Mr. Raclin (the “Raclin Agreement”). The Raclin Agreement provides that Mr. Raclin shall be employed in an executive capacity as Executive Vice President, General Counsel and Corporate Secretary with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for

Charter’s legal, regulatory and governmental relations functions, at a salary of $470,025, to be reviewed on an annual basis. The Raclin Agreement also provided for a grant of 150,000 restricted shares of Charter’s Class A common stock and 150,000 performance units under the 2001 Stock Incentive Plan. He is eligible to participate in the incentive bonus plan with a target bonus of at least 60% of salary, the Executive Cash Award Plan and to receive such other employee benefits as are available to other senior executives. The Raclin Agreement contains a two-year non-compete provision and a two year non-solicitation clause. The term of the Raclin Agreement is two years and nine months from the effective date of the Raclin Agreement.

Robert A. Quigley

On August 1, 2007, Charter executed an amended and restated employment agreement with Mr. Quigley (the “Quigley Agreement”). The Quigley Agreement provides that Mr. Quigley shall be employed in an executive capacity as Executive Vice President and Chief Marketing Officer with such responsibilities, duties and authority as are customary for such role, including, but not limited to, overall management responsibility for Charter’s sales and marketing, at a salary of $470,025, to be reviewed on an annual basis. The Quigley Agreement also provided for a grant of 225,000 restricted shares of Charter’s Class A common stock and 150,000 performance units under the 2001 Stock Incentive Plan. He is eligible to participate in the incentive bonus plan with a target bonus of at least 60% of salary, the Executive Cash Award Plan and to receive such other employee benefits as are available to other senior executives. The Quigley Agreement contains a two-year non-compete provision and a two year non-solicitation clause. The term of the Quigley Agreement is two years and three months from the effective date of the Quigley Agreement.

Separation and Related Arrangements

The following tables show payments due to each of the Named Executive Officers upon termination of employment (and for Mr. Smit, upon a Going Private Event), assuming that the triggering of payments had occurred on December 31, 2007. The stock price used in these calculations is $1.17 per share, the closing price of Charter Class A common stock on December 31, 2007. The paragraphs that follow each table describe the termination provisions that are contained in each named executive’s employment agreement. These descriptions cover only information regarding benefits that are not generally available to other employees. Benefits generally available to other employees are:

•	Salary through date of termination (unless otherwise stated);

•	Lump sum payment covering COBRA for the period of severance;

•	Lump sum payment of accrued and unused vacation; and

•	If, applicable, options continue to vest through any applicable severance period and are then exercisable for 60 days following the end of such period.

Neil Smit

	Termination by the			Termination by the
	Company for			Company without
	Cause or	Going Private		Cause or by the	Termination by the
	Voluntary	Event with		Executive for	Executive within
	Termination by the	Accelerated		Good Reason	60-Day Period
	Executive for Other	Vesting of Equity	Termination Due to	(Other Than After	Starting 180 Days
	Than Good Reason	Awards (Without	Death or Disability	Change-In-	after Change-In-
	($)	Termination) ($)	($)	Control) ($)	Control ($)

Severance	—	—	—	3,600,000	3,600,000
Pro Rata Bonus(1)	—	—	1,596,750	4,500,000	4,500,000
Stock Options(2)	—	31,646	31,646	31,646	31,646
Performance Shares	—	4,554,513	6,275,805	6,275,805	6,275,805
Restricted Shares	—	1,311,375	1,311,375	1,311,375	1,311,375
Executive Cash Award Payout	—	—	1,440,000	—	1,968,000
Excise Tax Gross-Up	—	—	—	—	3,433,106

Total	—	5,897,534	10,655,576	15,718,826	21,119,932

(1)	Bonus for termination due to death or disability is the amount determined under the 2007 Executive Bonus Plan and actually paid in 2008. Bonus for termination by Charter without “cause” or for “good reason,” which includes Mr. Smit’s right to voluntarily terminate employment during a 60-day period starting 180 days after a change in control, is the amount determined, under his employment agreement, as three times his target bonus.

(2)	Stock options do not include options which had vested in the normal course and were held by the executive at year end. They do include the net value of any options which accelerate as a result of the executive’s termination, i.e., the difference between the closing price on the last business day of 2007 ($1.17) and the exercise price of any option. Any grants for which such difference is equal to or less than zero were excluded.

In the event that Charter’s common stock is no longer traded on a national market (a “Going Private Event”), then Charter, in its sole discretion, shall adjust Mr. Smit’s outstanding equity-based awards using one of three approaches:

•	(a) Accelerate Vesting — accelerate the vesting and exercisability of all stock options; accelerate the vesting of all restricted shares; and deliver a pro-rated amount of unrestricted, publicly tradeable securities for each outstanding performance share award assuming target performance;

•	(b) Adjust Awards — make appropriate adjustments in the amounts and kinds of securities of outstanding stock options, restricted stock and performance share awards and/or other terms and conditions of such awards so as to avoid dilution or enlargement of Mr. Smit’s rights and value and to avoid any incremental current tax to him; or

•	(c) Combination of approaches (a) Accelerate Vesting and (b) Adjust Awards.

Following a Going Private Event, to the extent that Mr. Smit’s restricted shares, stock options and/or performance shares remain outstanding under approach (b) Adjust Awards above, then he shall have the right to “put” any or all securities for a prompt cash payment equal to their fair market value during the 180 days following the settlement date, i.e., the date of vesting or removal of restrictions on any restricted stock, the delivery date of securities in respect of a performance share award or the exercise date of any stock option and/or his termination of employment for any reason following such settlement date. Charter shall also have the right to “call” the securities for the same amount.

In the event that Mr. Smit’s employment is terminated during the term of the Employment Agreement due to his death or disability, he or his estate or beneficiaries shall be entitled to receive:

•	A pro rata bonus for the year of termination;

•	The balance of Mr. Smit’s Executive Cash Award Plan Account as of the end of the calendar year prior to the calendar year of termination, and a prorated portion of the amount to be credited to Mr. Smit’s Executive Cash Award Plan Account for the year of termination equal to the amount otherwise to be credited for that calendar year, multiplied by a fraction, the numerator of which is the total number of months, full or partial, that Mr. Smit was employed during the applicable year, and the denominator of which is twelve (12);

•	Full vesting and exercisability of any outstanding stock options and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term;

•	Full vesting of any restricted stock; and

•	Full vesting of any right to receive performance shares, with the number of performance shares earned and the timing of delivery of shares being determined as if his employment had continued indefinitely.

In the event that Mr. Smit’s employment is terminated for “cause” or he terminates his employment for any reason other than “good reason,” he shall be entitled to the right to exercise any vested stock option for the lesser of 30 days or the remainder of the option’s maximum stated term.

In the event that Mr. Smit is terminated by Charter without “cause” or for “good reason,” which includes Mr. Smit’s right to voluntarily terminate employment during a 60-day period starting 180 days after a change in control, he will receive:

•	Three (3) times his annual salary and target bonus (125% of salary) for the year of termination;

•	If change in control, the amount of Mr. Smit’s Executive Cash Award Plan account and all amounts that would be credited as if Mr. Smit had remained employed for the term of the Plan;

•	Full vesting and exercisability of any outstanding stock options and continued ability to exercise his options for the lesser of two years or the remainder of the option’s stated term;

•	Full vesting of any restricted stock; and

•	Full vesting of any right to receive performance shares, with the number of performance shares and the timing of delivery of shares determined as if his employment had continued indefinitely.

In consideration of the compensation and benefits to be paid to Mr. Smit, the Employment Agreement contains non-compete provisions, non-solicitation of employees and non-solicitation of customers lasting from six months to two years after termination, depending on the type of termination. The Employment Agreement also provides that he not ever reveal or use any confidential information obtained in the course of his employment.

The Employment Agreement also provides tax gross-up payments for certain excise taxes. In the event that Mr. Smit is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code, Charter will gross up Mr. Smit for such excise tax and any taxes, penalties and interest associated with such excise tax. In the event that Mr. Smit is subject to any “409A excise tax,” e.g., additional tax, interest, or penalty under Section 409A of the Internal Revenue Code, Charter will gross up Mr. Smit for such 409A excise tax and any taxes, penalties and interest associated with such 409A excise tax.

Jeffrey T. Fisher

	Termination by the
	Company for Cause		Termination by the	Termination Within
	or Voluntary		Company Without	30 days before and 13
	Termination by the		Cause or by the	Months Following
	Executive for	Termination Due to	Executive for Good	Change in Control
	Other Than Good	Death or Disability	Reason	Without Cause or
	Reason($)	($)	($)	for Good Reason ($)

Severance	—	—	1,030,000	1,030,000
Bonus(1)	—	383,752	721,000	721,000
Stock Options(2)	—	18,590	12,393	12,393
Performance Shares	—	461,953	156,686	461,953
Restricted Stock	—	97,500	77,999	77,999
Executive Cash Award Payout	—	703,000	—	920,000

Total	—	1,664,795	1,998,078	3,223,345

(1)	Bonus for termination due to death and disability is the amount determined under the 2007 Executive Bonus Plan and actually paid in 2008. Bonus for termination by Charter without “cause” or for “good reason,” or in the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” is the amount determined, under his employment agreement, as two (2) times his target bonus.

(2)	Stock options do not include options which had vested in the normal course and were held by the executive at year end. They do include the net value of any options which accelerate as a result of the executive’s termination, i.e., closing price on the last business day of 2007 ($1.17) and the exercise price of any option. Any grants for which such difference is equal to or less than zero were excluded.

In the event that Mr. Fisher is terminated by Charter without “cause” or, upon his election, for “good reason,” Mr. Fisher will receive:

•	Two (2) times his annual base salary and target bonus (70% of salary) payable over fifty-two (52) bi-weekly payroll installments following termination;

•	The vesting of options, restricted stock and performance shares for as long as severance payments are made; and

•	Any and all performance units are forfeited.

In the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” Mr. Fisher will receive:

•	Two (2) times his annual base salary and target bonus (70% of salary) for the year of termination;

•	The amount of Mr. Fisher’s Executive Cash Award Plan account and all amounts that would be credited as if Mr. Fisher had remained employed for the term of the Plan;

•	A number of performance units shall immediately vest, which such number shall be the number of units that would have vested at the end of the vesting period if he had continued in employment until the end of such vesting period, assuming that the actual performance of the company from the grant date through the end of the calendar month before the termination date had continued throughout the entire performance cycle; and

•	All restricted stock, performance shares and stock options which would have vested in the next 24 months following termination shall immediately vest.

In the event that Mr. Fisher is terminated as a result of death or “disability,” Mr. Fisher, his estate or beneficiaries shall be entitled to receive:

•	In the event there is a period of time during which Mr. Fisher is not being paid annual base salary and not receiving long-term disability insurance payments, Mr. Fisher will receive interim payments equal to such unpaid disability insurance payments until commencement of disability insurance payments;

•	A pro rata bonus for the year of termination;

•	The balance of Mr. Fisher’s Executive Cash Award Plan account as of the end of the calendar year prior to the calendar year of termination, and a prorated portion of the amount to be credited to Mr. Fisher’s Executive Cash Award Plan account for the year of termination equal to the amount otherwise to be credited for that calendar year, multiplied by a fraction, the numerator of which is the total number of months, full or partial, that Mr. Fisher was employed during the applicable year, and the denominator of which is twelve (12);

•	Full vesting of any restricted stock;

•	Full vesting of any right to receive performance shares, with the number of performance shares earned and the timing of delivery of shares being determined as if his employment had continued throughout the performance cycle; and

•	Full vesting of any stock option and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term.

The Fisher Agreement contains a two-year non-solicitation clause for customers and employees and a two-year non-compete provision (or until the end of the term of the Fisher Agreement, if longer). The Fisher Agreement provides that he not ever reveal or use any confidential information obtained in the course of his employment.

Michael J. Lovett

			Termination by the
			Company Without
			Cause or by the
			Executive for
			(a)Good Reason or
	Termination by the		(for any Reason	Termination Within
	Company for Cause		(Except Death,	30 days before and
	or Voluntary		Disability or Cause)	13 Months Following
	Termination by the		Within 60 Days	Change in Control
	Executive for Other	Termination Due to	Following a	Without Cause or
	Than Good Reason	Death or Disability	Change in Control	for Good Reason
	($)	($)	($)	($)

Severance	—	—	1,827,875	1,827,875
Bonus(1)	—	778,309	1,827,875	1,827,875
Stock Options(2)	—	—	—	—
Performance Shares	—	2,397,097	2,397,097	2,397,097
Restricted Stock	—	1,145,012	929,092	929,092
Executive Cash Award Payout	—	1,957,955	—	2,265,955

Total	—	6,278,373	6,981,939	9,247,894

(1)	Bonus for termination due to death or disability is the amount determined under the 2007 Executive Bonus Plan and actually paid in 2008. Bonus for termination by Charter without “cause” or for “good reason,” or in the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” is the amount determined, under his employment agreement, as two and a half (2.5) times his target bonus.

(2)	Stock options do not include options which had vested in the normal course and were held by the executive at year end. They do include the net value of any options which accelerate as a result of the executive’s termination, i.e., closing price on last business day of 2007 ($1.17) and the exercise price of any option. Any grants for which such difference is equal to or less than zero were excluded.

In the event that Mr. Lovett is terminated by Charter without “cause” or, upon his election, for “good reason,” Mr. Lovett will receive:

•	Two and a half (2.5) times his annual base salary and target bonus (100% of salary) payable over fifty-two (52) bi-weekly payroll installments following termination;

•	Full vesting of any restricted stock grants for any grant made prior to August 1, 2007 and for any grant after August 1, 2007, vesting of restricted stock for as long as severance payments are made;

•	Full vesting of any right to receive performance shares, with the number of performance shares and the timing of delivery of shares determined as if his employment had continued indefinitely for any grant made prior to August 1, 2007 and for any grant after August 1, 2007, vesting of performance shares for as long as severance payments are made; and

•	Full vesting of any stock option for any grant made prior to August 1, 2007 and for any grant after August 1, 2007, vesting of options for as long as severance payments are made and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term.

•	Any and all performance units granted after August 1, 2007 are forfeited.

In the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” Mr. Lovett will receive:

•	Two and a half (2.5) times his annual base salary and target bonus (100% of salary) for the year of termination;

•	The full amount of Mr. Lovett’s Executive Cash Award Plan account and all amounts that would be credited as if Mr. Lovett had remained employed for the term of the Plan;

•	A number of performance units shall immediately vest, which such number shall be the number of units that would have vested at the end of the vesting period if he had continued in employment until the end of such vesting period, assuming that the actual performance of the company from the grant date through the end of the calendar month before the termination date had continued throughout the entire performance cycle; and

•	All restricted stock, performance shares and stock options which would have vested in the next 30 months following termination shall immediately vest.

In the event that Mr. Lovett is terminated as a result of death or “disability,” Mr. Lovett, his estate or beneficiaries shall be entitled to receive:

•	In the event there is a period of time during which Mr. Lovett is not being paid annual base salary and not receiving long-term disability insurance payments, Mr. Lovett will receive interim payments equal to such unpaid disability insurance payments until commencement of disability insurance payments;

•	A pro rata bonus for the year of termination;

•	The balance of Mr. Lovett’s Executive Cash Award Plan account as of the end of the calendar year prior to the calendar year of termination, and a prorated portion of the amount to be credited to Mr. Lovett’s Executive Cash Award Plan account for the year of termination equal to the amount otherwise to be credited for that calendar year, multiplied by a fraction, the numerator of which is the total number of months, full or partial, that Mr. Lovett was employed during the applicable year, and the denominator of which is twelve (12);

•	Full vesting of any restricted stock;

•	Full vesting of any right to receive performance shares, with the number of performance shares earned and the timing of delivery of shares being determined as if his employment had continued throughout the performance cycle; and

•	Full vesting of any stock option and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term.

The Lovett Agreement contains a two-year non-solicitation clause for customers and employees and a two-year non-compete provision (or until the end of the term of the Lovett Agreement, if longer). The Lovett Agreement provides that he not ever reveal or use any confidential information obtained in the course of his employment.

Grier C. Raclin

	Termination by the			Termination Within
	Company for Cause		Termination by the	30 days before and
	Or Voluntary		Company Without	13 Months Following
	Termination by the		Cause or by the	Change in Control
	Executive for Other	Termination Due to	Executive for Good	Without Cause or
	Than Good Reason	Death or Disability	Reason	for Good Reason
	($)	($)	($)	($)

Severance	—	—	940,050	940,050
Bonus(1)	—	300,205	564,030	564,030
Stock Options(2)	—	7,306	4,871	4,871
Performance Shares	—	785,117	313,710	785,117
Restricted Stock	—	194,999	136,499	136,499
Executive Cash Award Payout	—	609,005	—	806,805

Total	—	1,896,632	1,959,160	3,237,372

(1)	Bonus for termination due to death or disability is the amount determined under the 2007 Executive Bonus Plan and actually paid in 2008. Bonus for termination by Charter without “cause” or for “good reason,” or in the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” is the amount determined, under his employment agreement, as two (2) times his target bonus.

(2)	Stock options do not include options which had vested in the normal course and were held by the executive at year end. They do include the net value of any options which accelerate as a result of the executive’s termination, i.e., closing price on last business day of 2007 ($1.17) and the exercise price of any option. Any grants for which such difference is equal to or less than zero were excluded.

In the event that Mr. Raclin’s employment is terminated by Charter without “cause” or by Mr. Raclin for “good reason,” Mr. Raclin will receive:

•	Two (2) times his annual base salary and target bonus (60% of salary) payable over fifty-two (52) bi-weekly payroll installments following termination;

•	The vesting of options, restricted stock and performance shares for as long as severance payments are made; and

•	Any and all performance units are forfeited.

In the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” Mr. Raclin will receive:

•	Two (2) times his annual base salary and target bonus (60% of salary) for the year of termination;

•	The amount of Mr. Raclin’s Executive Cash Award Plan account and all amounts that would be credited as if Mr. Raclin had remained employed for the term of the Plan;

•	A number of performance units shall immediately vest, which such number shall be the number of units that would have vested at the end of the vesting period if he had continued in employment until the end of such vesting period, assuming that the actual performance of the company from the grant date through the end of the calendar month before the termination date had continued throughout the entire performance cycle; and

•	All restricted stock, performance shares and stock options which would have vested in the next 24 months following termination shall immediately vest.

In the event that Mr. Raclin is terminated as a result of death or “disability,” Mr. Raclin, his estate or beneficiaries shall be entitled to:

•	In the event there is a period of time during which Mr. Raclin is not being paid annual base salary and not receiving long-term disability insurance payments, Mr. Raclin will receive interim payments equal to such unpaid disability insurance payments until commencement of disability insurance payments;

•	A pro rata bonus for the year of termination;

•	The balance of Mr. Raclin’s Executive Cash Award Plan account as of the end of the calendar year prior to the calendar year of termination, and a prorated portion of the amount to be credited to Mr. Raclin’s Executive Cash Award Plan account for the year of termination equal to the amount otherwise to be credited for that calendar year, multiplied by a fraction, the numerator of which is the total number of months, full or partial, that Mr. Raclin was employed during the applicable year, and the denominator of which is twelve (12);

•	Full vesting of any restricted stock;

•	Full vesting of any right to receive performance shares, with the number of performance shares earned and the timing of delivery of shares being determined as if his employment had continued throughout the performance cycle; and

•	Full vesting of any stock option and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term.

The Raclin Agreement contains a two-year non-solicitation clause for customers and employees and a two-year non-compete provision (or until the end of the term of the agreement, if longer. The Raclin Agreement provides that he not ever reveal or use any confidential information obtained in the course of his employment.

Robert A. Quigley

	Termination by the			Termination Within
	Company for Cause		Termination by the	30 days before and
	or Voluntary		Company Without	13 Months Following
	Termination by the		Cause or by the	Change in Control
	Executive for Other	Termination Due to	Executive for Good	Without Cause or
	Than Good Reason	Death or Disability	Reason	for Good Reason
	($)	($)	($)	($)

Severance	—	—	940,050	940,050
Bonus(1)	—	300,205	564,030	564,030
Stock Options(2)	—	7,306	4,871	4,871
Performance Shares	—	721,769	250,362	721,769
Restricted Stock	—	282,750	195,000	195,000
Executive Cash Award Payout	—	634,005	—	831,805

Total	—	1,946,035	1,954,313	3,257,525

(1)	Bonus for termination due to death or disability is the amount determined under the 2007 Executive Bonus Plan and actually paid in 2008. Bonus for termination by Charter without “cause” or for “good reason,” or in the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” is the amount determined, under his employment agreement, as two (2) times his target bonus.

(2)	Stock options do not include options which had vested in the normal course and were held by the executive at year end. They do include the net valued of any options which accelerate as a result of the executive’s termination, i.e., closing price on last business day of 2007 ($1.17) and the exercise price of any option. Any grants for which such difference is equal to or less than zero were excluded.

In the event that Mr. Quigley’s employment is terminated by Charter without “cause” or by Mr. Quigley for “good reason,” Mr. Quigley will receive:

•	Two (2) times his annual base salary and target bonus (60% of salary) payable over fifty-two (52) bi-weekly payroll installments following termination;

•	The vesting of options, restricted stock and performance shares for as long as severance payments are made; and

•	Any and all performance units are forfeited.

In the event that within 30 days before or 13 months following the occurrence of a Change in Control, Charter or any of its subsidiaries, terminate his employment without “cause” or he terminates his employment with Charter and its subsidiaries for “good reason,” Mr. Quigley will receive:

•	Two (2) times his annual base salary and target bonus (60% of salary) for the year of termination;

•	The amount of Mr. Quigley’s Executive Cash Award Plan account and all amounts that would be credited as if Mr. Quigley had remained employed for the term of the Plan;

•	A number of performance units shall immediately vest, which such number shall be the number of units that would have vested at the end of the vesting period if he had continued in employment until the end of such vesting period, assuming that the actual performance of the company from the grant date through the end of the calendar month before the termination date had continued throughout the entire performance cycle; and

•	All restricted stock, performance shares and stock options which would have vested in the next 24 months following termination shall immediately vest.

In the event that Mr. Quigley is terminated as a result of death or “disability,” Mr. Quigley, his estate or beneficiaries shall be entitled to:

•	In the event there is a period of time during which Mr. Quigley is not being paid annual base salary and not receiving long-term disability insurance payments, Mr. Quigley will receive interim payments equal to such unpaid disability insurance payments until commencement of disability insurance payments;

•	A pro rata bonus for the year of termination;

•	The balance of Mr. Quigley’s Executive Cash Award Plan account as of the end of the calendar year prior to the calendar year of termination, and a prorated portion of the amount to be credited to Mr. Quigley’s Executive Cash Award Plan account for the year of termination equal to the amount otherwise to be credited for that calendar year, multiplied by a fraction, the numerator of which is the total number of months, full or partial, that Mr. Quigley was employed during the applicable year, and the denominator of which is twelve (12);

•	Full vesting of any restricted stock;

•	Full vesting of any right to receive performance shares, with the number of performance shares earned and the timing of delivery of shares being determined as if his employment had continued throughout the performance cycle; and

•	Full vesting of any stock option and continued ability to exercise his options for the lesser of two years or the remainder of the option’s maximum stated term.

The Quigley Agreement contains a two-year non-solicitation clause for customer and employees and a two-year non-compete provision (or until the end of the term of the Quigley Agreement, if longer). The Quigley Agreement provides that he not ever reveal or use any confidential information obtained in the course of his employment.

Limitation of Directors’ Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. The Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director for monetary damages for breach of fiduciary duty as a director, except for liability for:

(1) any breach of the director’s duty of loyalty to the corporation and its shareholders;

(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) unlawful payments of dividends or unlawful stock purchases or redemptions; or

(4) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide that we will indemnify all persons whom we may indemnify pursuant thereto to the fullest extent permitted by law.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company’s Class A common stock (“Class A common stock”) as of January 31, 2008 by:

•	each current director of the Company;

•	the current chief executive officer and chief financial officer and individuals named in the Summary Compensation Table;

•	all persons currently serving as directors and executive officers of the Company, as a group; and

•	each person known by us to own beneficially 5% or more of our outstanding Class A common stock as of January 31, 2008.

With respect to the percentage of voting power set forth in the following table:

•	each holder of Class A common stock is entitled to one vote per share; and

•	each holder of the Company’s Class B common stock (“Class B common stock”) is entitled to (i) ten votes per share of Class B common stock held by such holder and its affiliates and (ii) ten votes per share of Class B Common Stock for which membership units in Charter Holdco held by such holder and its affiliates are exchangeable.

The 50,000 shares of Class B common stock owned by Mr. Allen represent 100% of the outstanding Class B common stock.

			Class A
			Shares
		Unvested	Receivable
	Number of	Restricted	on Exercise		Class B
	Class A	Class A	of Vested		Shares	% of Class A
	Shares	Shares	Options or	Number of	Issuable Upon	Shares	% of
	(Voting and	(Voting	Other	Class B	Exchange or	(Voting and	Voting
Name and Address of	Investment	Power	Convertible	Shares	Conversion of	Investment	Power
Beneficial Owner	Power)(1)	Only)(2)	Securities(3)	Owned	Units(4)	Power)(4)(5)	(5)(6)

Paul G. Allen(7)	28,453,167	14,254	10,000	50,000	371,986,496	52.00%	91.02%
Charter Investment, Inc.(8)					255,673,323	39.10%	*
Vulcan Cable III Inc.(9)					116,313,173	22.60%	*
W. Lance Conn	100,545	14,254				*	*
Nathaniel A. Davis	49,242	14,254				*	*
Jonathan L. Dolgen	109,577	14,254				*	*
Rajive Johri	67,379	14,254
Robert P. May	209,577	14,254				*	*
David C. Merritt	114,010	14,254				*	*
Marc B. Nathanson	514,010	14,254	50,000			*	*
Jo Allen Patton	115,286	14,254				*	*
John H. Tory	118,310	14,254	40,000			*	*
Larry W. Wangberg	117,010	14,254	40,000			*	*
Neil Smit	1,307,886	1,120,833	1,908,372			*	*
Jeffrey T. Fisher	33,333	66,667	300,775			*	*
Michael J. Lovett	269,280	828,643	626,375			*	*
Grier C. Raclin	70,810	166,666	90,100			*	*
Robert A. Quigley	16,666	241,667	65,100			*	*
All current directors and executive officers as a group (23 persons)	31,845,945	3,077,103	3,874,412	50,000	371,986,496	53.07%	91.19%
Steelhead Partners(10)	40,096,317					10.07%	1.06%
J-K Navigator Fund(10)	22,343,553					5.61%	*
James Michael Johnston(10)	40,096,317					10.07%	1.06%
Brian Katz Klein(10)	40,096,317					10.07%	1.06%
FMR Corp.(11)	51,566,096					12.95%	1.29%
Edward C. Johnson 3d(11)	51,566,096					12.95%	1.29%
Manning Napier Advisors, Inc(12)	45,580,185					11.44%	1.20%
Oaktree Capital Management, L.P.(13)	28,139,492					7.07%	*
Goldman Sachs Asset Management L.P.(14)	29,607,149					7.43%	*
Citigroup, Inc.(15)			24,319,102			5.75%	*
Whitebox Advisors, LLC(16)	34,354,955					8.63%	*
Whitebox Convertible Arbitrage Advisors, LLC(16)	28,378,745					7.13%	*
Whitebox Convertible Arbitrage Partners, LP(16)			28,378,745			6.65%	*
Whitebox Convertible Arbitrage Fund, LP(16)			28,378,745			6.65%	*
Whitebox Convertible Arbitrage Fund, Ltd(16)			28,378,745			6.65%	*

*	Less than 1%.

(1)	Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Does not include shares that may be acquired through exercise of options. Total beneficial ownership of Class A common stock is determined as the sum of the number of Class A shares held, the number of unvested restricted Class A shares held, the number of Class A shares receivable upon exercise of vested options or other convertible securities, the number of Class B shares held and the number of Class B shares issuable upon exchange or conversion of units.

(2)	Includes unvested shares of restricted stock issued under the Charter Communications, Inc. 2001 Stock Incentive Plan, as to which the applicable director or employee has sole voting power but not investment power. Excludes certain performance units granted under the Charter 2001 Stock Incentive Plan with respect to which shares will not be issued until the third anniversary of the grant date and then only if Charter meets certain performance criteria (and which consequently do not provide the holder with any voting rights). Total beneficial ownership of Class A common stock is determined as the sum of the number of Class A shares held, the number of unvested restricted Class A shares held, the number of Class A shares receivable upon exercise of vested options or other convertible securities, the number of Class B shares held and the number of Class B shares issuable upon exchange or conversion of units.

(3)	Includes shares of Class A common stock issuable (a) upon exercise of options that have vested or will vest on or before March 31, 2008 under the 1999 Charter Communications Option Plan and the 2001 Stock Incentive Plan or (b) upon conversion of other convertible securities. Total beneficial ownership of Class A common stock is determined as the sum of the number of Class A shares held, the number of unvested restricted Class A shares held, the number of Class A shares receivable upon exercise of vested options or other convertible securities, the number of Class B shares held and the number of Class B shares issuable upon exchange or conversion of units.

(4)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The beneficial owners at January 31, 2008 of Class B common stock, Charter Holdco membership units and convertible senior notes of Charter are deemed to be beneficial owners of an equal number of shares of Class A common stock because such holdings are either convertible into Class A shares (in the case of Class B shares and convertible senior notes) or exchangeable (indirectly) for Class A shares (in the case of the membership units) on a one-for-one basis. Unless otherwise noted, the named holders have sole investment and voting power with respect to the shares listed as beneficially owned. Mr. Allen also owns an accreting note exchangeable as of January 31, 2008 for 32,854,465 Charter Holdco membership units. See “Certain Relationships and Related Transactions — Transactions Arising Out of Our Organizational Structure and Mr. Allen’s Investment in Charter Communications, Inc. and Its Subsidiaries — CC VIII, LLC.”

(5)	The calculation of this percentage assumes for each person that:

• 398,227,512 shares of Class A common stock were issued and outstanding as of January 31, 2008;

• the acquisition by such person of all shares of Class A common stock that such person or affiliates of such person has the right to acquire upon exchange of membership units in subsidiaries or conversion of Series A Convertible Redeemable Preferred Stock, 6.50% convertible senior notes or 5.875% convertible senior notes;

• the acquisition by such person of all shares that may be acquired upon exercise of options to purchase shares or exchangeable membership units that have vested or will vest by March 31, 2008; and

• none of the other listed persons or entities has received any shares of Class A common stock that are issuable to any of such persons pursuant to the exercise of options or otherwise.

A person is deemed to have the right to acquire shares of Class A common stock with respect to options vested under the 1999 Charter Communications Option Plan. When vested, these options are exercisable for membership units of Charter Holdco, which are immediately exchanged on a one-for-one basis for shares of Class A common stock. A person is also deemed to have the right to acquire shares of Class A common stock issuable upon the exercise of vested options under the 2001 Stock Incentive Plan.

(6)	The calculation of this percentage assumes that Mr. Allen’s equity interests are retained in the form that maximizes voting power (i.e., the 50,000 shares of Class B common stock held by Mr. Allen have not been converted into shares of Class A common stock; and that the membership units of Charter Holdco owned by each of Vulcan Cable III Inc. and Charter Investment, Inc. have not been exchanged for shares of Class A common stock).

(7)	The total listed includes:

• 255,673,323 membership units in Charter Holdco held by Charter Investment, Inc.; and

• 116,313,173 membership units in Charter Holdco held by Vulcan Cable III Inc.

The listed total includes 32,854,465 shares of Class A common stock issuable as of January 31, 2008 upon exchange of units of Charter Holdco, which are issuable to Charter Investment, Inc. (which is owned by Mr. Allen). See “Certain Relationships and Related Transactions — Transactions Arising Out of Our Organizational Structure and Mr. Allen’s Investment in Charter Communications, Inc. and Its Subsidiaries — CC VIII, LLC.” The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(8)	Includes 255,673,323 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(9)	Includes 116,313,173 membership units in Charter Holdco, which are exchangeable for shares of Class B common stock on a one-for-one basis, which are convertible to shares of Class A common stock on a one-for-one basis. The address of this person is: 505 Fifth Avenue South, Suite 900, Seattle, WA 98104.

(10)	The equity ownership reported in this table is based upon the holder’s Form 13G/A filed with the SEC February 8, 2008. The business address of the reporting person is: 1301 First Avenue, Suite 201, Seattle, WA 98101. Steelhead Partners serves as general partner and/or investment manager to certain investment limited partnerships, including J-K Navigator Fund. J. Michael Johnston and Brian K. Klein act as the member-managers of Steelhead Partners, LLC.

(11)	The equity ownership reported in this table is based on the holder’s Schedule 13G/A filed with the SEC on February 14, 2008. The address of the person is: 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR LLC and is the beneficial owner of 49,885,844 shares as a result of acting as investment adviser to various investment companies and includes: 23,127,975 shares resulting from the assumed conversion of 6.50% convertible senior notes. Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMRLLC, is a beneficial owner of 1,660,752 shares as a result of acting as investment manager of institutional accounts owning such shares and includes: 1,155,650 shares resulting from the assumed conversion of 6.50% convertible senior notes. Fidelity International Limited (“FIL”) provides investment advisory and management services to non-U.S. investment companies and certain institutional investors and is a beneficial owner of 19,500 shares. FIL is a separate and independent corporate entity from FMR LLC. Edward C. Johnson 3d, Chairman of FMRLLC and FIL own shares of FIL voting stock with the right to cast approximately 47% of the total votes of FIL voting stock. Edward C. Johnson 3d, chairman of FMR LLC., and FMR LLC each has sole power to dispose of 49,885,844 shares.

(12)	The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC February 8, 2008. The address of the reporting person is: 290 Woodcliff Drive, Fairport, NY 14450. Manning Napier Advisors, Inc. is an investment advisor in accordance with 240.13d-1(b)(1)(ii)(E).

(13)	The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC November 16, 2007. The address of the reporting person is: 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Capital Management LP is an investment advisor in accordance with 240.13d-1(b)(1)(ii)(E). Oaktree Capital Management LP holds 28,139,492 shares solely in its capacity as the investment manager of certain investment funds and separately managed accounts. Oaktree Holdings, Inc. holds these same shares solely in its capacity as the general partner of Oaktree Capital Management, LP. Oaktree Capital Group, LLC holds these same shares solely in its capacity as the sole shareholder of Oaktree Holdings, Inc and the sole member of Oaktree Holdings, LLC. Oaktree Capital Group Holdings, L.P. holds these same shares solely in its capacity as the holder of the majority of the voting units of Oaktree Capital

Group, LLC. Oaktree Capital Group Holdings GP, LLC holds these same shares solely in its capacity as the general partner of Oaktree Capital Group Holdings, L.P. Oaktree Fund GP I, L.P. holds these same shares solely in its capacity as the indirect holder of the majority of the voting units of the general partners of certain investment funds and separately managed accounts. Oaktree Capital I, L.P. holds these same shares solely in its capacity as the general partner of Oaktree Fund GP I, LP. OCM Holdings I, LLC holds these same shares solely in its capacity as the general partner of Oaktree Capital I. LP. Oaktree Holdings, LLC holds these same shares solely in its capacity as the managing partner of OCM Holdings I, LLC.

(14)	The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC February 1, 2008. The address of the reporting person is: 32 Old Slip, New York, NY 10005. Goldman Sachs Asset Management, L.P. is an investment advisor in accordance with 240.13d-1(b)(1)(ii)(E).

(15)	The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC February 14, 2008. The address of the reporting person is: 399 Park Avenue, New York, NY 10043. These securities are held at the following Citigroup subsidiaries: Citigroup Global Markets, Inc., Citigroup Global Markets Limited and Tribeca Global Management, LLC. Citigroup Global Markets, Inc. and Citigroup Global Markets Limited are broker-dealers registered under 15 U.S.C. 78(o). Tribeca Global Management, LLC is an investment advisor in accordance with 240.13d-1(b)(1)(ii)(E).

(16)	The equity ownership reported in this table is based upon holder’s Schedule 13G filed with the SEC February 1, 2008. The address of Whitebox Advisors, LLC, Whitebox Convertible Arbitrage Advisors, LLC and Whitebox Convertible Arbitrage Fund, LP is: 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416. The address of Whitebox Convertible Arbitrage Partners, LP and Whitebox Convertible Arbitrage Fund, Ltd is: Trident Chambers, PO Box 146, Waterfront Drive, Wickhams Cay, Road Town Tortola, British Virgin Islands. Whitebox Advisors, LLC and Whitebox Convertible Arbitrage Advisors, LLC, acting as investment advisers to their clients, are deemed to beneficially own 34,354,955 and 28,378,745 shares, respectively. Whitebox Convertible Arbitrage Partners, LP is deemed to beneficially own 28,378,745 shares as a result of direct ownership of convertible bonds. Whitebox Convertible Arbitrage Fund, LP and Whitebox Convertible Arbitrage Fund, Ltd are deemed to beneficially own 28,378,745 shares as a result of indirect ownership of convertible bonds.

Certain Relationships and Related Transactions

The Company maintains written policies and procedures covering related party transactions. The Audit Committee reviews the material facts of related party transactions in accordance with NASDAQ rules. Management has various procedures in place, e.g., the Company’s Code of Conduct which requires annual certifications from employees that are designed to identify potential related party transactions. Management brings those to the Audit Committee for review as appropriate.

The following sets forth certain transactions in which we are involved and in which the directors, executive officers and affiliates of Charter have or may have a material interest. The transactions fall generally into three broad categories:

•	Transactions in which Mr. Allen has an interest that arise directly out of Mr. Allen’s investment in Charter and Charter Holdco. A large number of the transactions described below arise out of Mr. Allen’s direct and indirect (through CII or the Vulcan entities, each of which Mr. Allen controls) investment in Charter and its subsidiaries, as well as commitments made as consideration for the investments themselves;

•	Transactions with third party providers of products, services and content in which Mr. Allen has or had a material interest. Mr. Allen has had numerous investments in the areas of technology and media. We have a number of commercial relationships with third parties in which Mr. Allen has or had an interest; and

•	Other Miscellaneous Transactions. We have a limited number of transactions in which certain of the officers, directors and principal shareholders of Charter and its subsidiaries, other than Mr. Allen, have an interest.

A number of our debt instruments and those of our subsidiaries require delivery of fairness opinions for transactions with Mr. Allen or his affiliates involving more than $50 million. Such fairness opinions have been obtained whenever required. All of our transactions with Mr. Allen or his affiliates have been deemed by the board of directors or a committee of the board of directors to be in our best interest. Related party transactions are approved by our Audit Committee or another independent body of the board of directors in compliance with the listing requirements applicable to NASDAQ Global Select Market listed companies.

Transactions Arising Out of Our Organizational Structure and Mr. Allen’s Investment in Charter Communications, Inc. and Its Subsidiaries

Intercompany Management Arrangements

Charter is a party to management arrangements with Charter Holdco and certain of its subsidiaries. Under these agreements, Charter provides management services for the cable systems owned or operated by its subsidiaries. These management agreements provide for reimbursement to Charter for all costs and expenses incurred by it for activities relating to the ownership and operation of the managed cable systems, including corporate overhead, administration and salary expense.

The total amount paid by Charter Holdco and all of its subsidiaries is limited to the amount necessary to reimburse Charter for all of its expenses, costs, losses, liabilities and damages paid or incurred by it in connection with the performance of its services under the various management agreements and in connection with its corporate overhead, administration, salary expense and similar items. The expenses subject to reimbursement include fees Charter is obligated to pay under the mutual services agreement with CII. Payment of management fees by Charter’s operating subsidiaries is subject to certain restrictions under the credit facilities and indentures of such subsidiaries and the indentures governing the Charter Holdings and its subsidiaries public debt. If any portion of the management fee due and payable is not paid, it is deferred by Charter and accrued as a liability of such subsidiaries. Any deferred amount of the management fee will bear interest at the rate of 10% per year, compounded annually, from the date it was due and payable until the date it is paid. For the year ended December 31, 2007, the subsidiaries of Charter Holdings paid a total of $129 million in management fees to Charter.

Mutual Services Agreement

Charter, Charter Holdco and CII are parties to a mutual services agreement whereby each party shall provide rights and services to the other parties as may be reasonably requested for the management of the entities involved and their subsidiaries, including the cable systems owned by their subsidiaries all on a cost-reimbursement basis. The officers and employees of each party are available to the other parties to provide these rights and services, and all expenses and costs incurred in providing these rights and services are paid by Charter. Each of the parties will indemnify and hold harmless the other parties and their directors, officers and employees from and against any and all claims that may be made against any of them in connection with the mutual services agreement except due to its or their gross negligence or willful misconduct. The mutual services agreement expires on November 12, 2009, and may be terminated at any time by any party upon thirty days’ written notice to the other. For the year ended December 31, 2007, Charter paid approximately $117 million to Charter Holdco for services rendered pursuant to the mutual services agreement. All such amounts are reimbursable to Charter pursuant to a management arrangement with our subsidiaries. CII no longer provides services pursuant to this agreement.

Previous Management Agreement with Charter Investment, Inc.

Prior to November 12, 1999, CII provided management and consulting services to our operating subsidiaries for a fee equal to 3.5% of the gross revenues of the systems then owned, plus reimbursement of expenses. The balance of management fees payable under the previous management agreement was accrued with payment at the discretion of CII, with interest payable on unpaid amounts. For the year ended December 31, 2007, Charter’s subsidiaries did not pay any fees to CII to reduce management fees payable. As of December 31, 2007, total management fees payable by our subsidiaries to CII were approximately $14 million, exclusive of any interest that may be charged.

Charter Communications Holding Company, LLC Limited Liability Agreement — Taxes

The limited liability company agreement of Charter Holdco contains special provisions regarding the allocation of tax losses and profits among its members — Vulcan Cable III Inc., CII and us. In some situations, these provisions may cause us to pay more tax than would otherwise be due if Charter Holdco had allocated profits and losses among its members based generally on the number of common membership units.

Vulcan Ventures Channel Access Agreement

Vulcan Ventures, an entity controlled by Mr. Allen, Charter, CII and Charter Holdco are parties to an agreement dated September 21, 1999 granting to Vulcan Ventures the right to use up to eight of our digital cable channels as partial consideration for a prior capital contribution of $1.325 billion. Specifically, at Vulcan Ventures’ request, we will provide Vulcan Ventures with exclusive rights for carriage of up to eight digital cable television programming services or channels on each of the digital cable systems with local and to the extent available, national control of the digital product owned, operated, controlled or managed by Charter or its subsidiaries now or in the future of 550 megahertz or more. If the system offers digital services but has less than 550 megahertz of capacity, then the programming services will be equitably reduced. Upon request of Vulcan Ventures, we will attempt to reach a comprehensive programming agreement pursuant to which it will pay the programmer, if possible, a fee per digital video customer. If such fee arrangement is not achieved, then we and the programmer shall enter into a standard programming agreement. The initial term of the channel access agreement was 10 years, and the term extends by one additional year (such that the remaining term continues to be 10 years) on each anniversary date of the agreement unless either party provides the other with notice to the contrary at least 60 days prior to such anniversary date. To date, Vulcan Ventures has not requested to use any of these channels. However, in the future it is possible that Vulcan Ventures could require us to carry programming that is less profitable to us than the programming that we would otherwise carry and our results would suffer accordingly.

CC VIII, LLC

Charter acquired certain cable systems owned by Bresnan Communications Company Limited Partnership in February 2000. As part of a subsequent settlement in 2005 regarding an issue as to whether the documentation for the Bresnan transaction was correct and complete with regard to the ultimate ownership of the interest in CC VIII, LLC (the “CC VIII Settlement”), an indirect limited liability company subsidiary of Charter (“CC VIII”), CII retained 30% of the CC VIII preferred membership interest (the “Remaining Interests”). The Remaining Interests are subject to certain drag along, tag along and transfer restrictions as detailed in the revised CC VIII Limited Liability Company Agreement. The CC VIII preferred interests are entitled to a 2% accreting priority return on the priority capital of CC VIII. The initial priority capital for the Remaining Interests is $189 million. CCHC, LLC (“CCHC”) (a direct subsidiary of Charter Holdco and the direct parent of Charter Holdings) also issued to CII to a subordinated exchangeable note with an initial accreted value of $48 million, accreting at 14% per annum, compounded quarterly, with a 15-year maturity (the “CCHC note”). The accreted value of the CCHC note as of December 31, 2007 was $65 million.

The CCHC note is exchangeable, at CII’s option, at any time, for Charter Holdco Class A Common units at a rate equal to the then accreted value, divided by $2.00 (the “Exchange Rate”). Customary anti-dilution protections have been provided that could cause future changes to the Exchange Rate. Additionally, the Charter Holdco Class A Common units received will be exchangeable by the holder into Charter common stock in accordance with existing agreements between CII, Charter and certain other parties signatory thereto. Beginning February 28, 2009, if the closing price of Charter common stock is at or above the Exchange Rate for a certain period of time as specified in the Exchange Agreement, Charter Holdco may require the exchange of the CCHC note for Charter Holdco Class A Common units at the Exchange Rate.

CCHC has the right to redeem the CCHC note under certain circumstances, for cash in an amount equal to the then accreted value. Such amount, if redeemed prior to February 28, 2009, would also include a make whole up to the accreted value through February 28, 2009. CCHC must redeem the CCHC note at its maturity for cash in an amount equal to the initial stated value plus the accreted return through maturity.

Charter is currently in litigation with its former law firm to recover damages arising from the Bresnan transaction and the CC VIII Settlement. In addition, Charter and its subsidiaries have agreed to reimburse CII and affiliates for all reasonable expenses incurred as a result of its cooperation with Charter in the pursuit, preservation or settlement of certain claims under the CC VIII Settlement. To date, no request for reimbursement has been made.

Mirror Securities

Charter is a holding company and its principal assets are its equity interest in Charter Holdco and certain mirror notes payable by Charter Holdco to Charter and mirror preferred units held by Charter, which have the same principal amount and terms as those of Charter’s convertible senior notes and Charter’s outstanding preferred stock. In December 2004, Charter Holdco entered into a share lending agreement with Charter in which it agreed to lend common units to Charter that would mirror the anticipated loan of Class A common shares by Charter to Citigroup Global Markets pursuant to a share lending agreement. The members of Charter Holdco (including the entities controlled by Mr. Allen) also at that time entered into a letter agreement providing, among other things, that for purposes of the allocation provisions of the Limited Liability Company Agreement of Charter Holdco, the mirror units be treated as disregarded and not outstanding until such time (and except to the extent) that, under Charter’s share lending agreement, Charter treats the loaned shares in a manner that assumes they will neither be returned by the borrower nor otherwise be acquired by Charter in lieu of such a return. In 2005, Charter issued 94.9 million shares of Class A common stock and the corresponding issuance of an equal number of mirror membership units by Charter Holdco to Charter pursuant to the share lending agreement. In February 2006, an additional 22.0 million shares and corresponding units were issued. During 2006 and 2007, 92.1 million shares of Class A common stock were returned pursuant to the share lending agreement.

In October 2007, Charter Holdco completed an exchange offer, in which $364 million of Charter’s 5.875% convertible senior notes due 2009 were exchanged for $479 million of Charter’s 6.50% convertible senior notes. Approximately $49 million of Charter’s 5.875% convertible senior notes remain outstanding. Charter Holdco issued to Charter mirror notes in identical principal amount as a result of the exchange. In connection with our October 2007 issuance of the 6.50% convertible senior notes, Charter entered into an amended and restated share lending agreement and an amended and restated mirror notes agreement with Charter Holdco to provide for the issuance of $479 million original principal amount of a 6.50% mirror convertible senior note due 2027 of Charter Holdco to Charter.

Allocation of Business Opportunities with Mr. Allen

As described under “— Third Party Business Relationships in which Mr. Allen has or had an Interest” in this section, Mr. Allen and a number of his affiliates have interests in various entities that provide services or programming to our subsidiaries. Given the diverse nature of Mr. Allen’s investment activities and interests, and to avoid the possibility of future disputes as to potential business, Charter and Charter Holdco, under the terms of their respective organizational documents, may not, and may not allow their subsidiaries, to engage in any business transaction outside the cable transmission business except for the Digeo, Inc. joint venture; a joint venture to develop a digital video recorder set-top terminal; an existing investment in Cable Sports Southeast, LLC, a provider of regional sports programming; an investment in @Security Broadband Corp., a company developing broadband security applications; and incidental businesses engaged in as of the closing of Charter’s initial public offering in November 1999. This restriction will remain in effect until all of the shares of Charter’s high-vote Class B common stock have been converted into shares of Charter’s Class A common stock due to Mr. Allen’s equity ownership falling below specified thresholds.

Charter or Charter Holdco or any of their subsidiaries may not pursue, or allow their subsidiaries to pursue, a business transaction outside of this scope, unless Mr. Allen consents to Charter or its subsidiaries engaging in the business transaction. In any such case, the restated certificate of incorporation of Charter and the limited liability company agreement of Charter Holdco would need to be amended accordingly to modify the current restrictions on the ability of such entities to engage in any business other than the cable transmission business. The cable transmission business means the business of transmitting video, audio, including telephone, and data over cable systems owned, operated or managed by Charter, Charter Holdco or any of their subsidiaries from time to time.

Under Delaware corporate law, each director of Charter, including Mr. Allen, is generally required to present to Charter, any opportunity he or she may have to acquire any cable transmission business or any company whose principal business is the ownership, operation or management of cable transmission businesses, so that we may determine whether we wish to pursue such opportunities. However, Mr. Allen and the other directors generally will not have an obligation to present other types of business opportunities to Charter and they may exploit such opportunities for their own account.

Also, conflicts could arise with respect to the allocation of corporate opportunities between us and Mr. Allen and his affiliates in connection with his investments in businesses in which we are permitted to engage under Charter’s restated certificate of incorporation. Certain of the indentures of Charter and its subsidiaries require the applicable issuer of notes to obtain, under certain circumstances, approval of the board of directors of Charter and, where a transaction or series of related transactions is valued at or in excess of $50 million, a fairness opinion with respect to transactions in which Mr. Allen has an interest. Related party transactions are approved by our Audit Committee in compliance with the listing requirements applicable to NASDAQ national market listed companies. We have not instituted any other formal plan or arrangement to address potential conflicts of interest.

Third Party Business Relationships in which Mr. Allen has or had an Interest

As previously noted, Mr. Allen has and has had extensive investments in the areas of media and technology. We have a number of commercial relationships with third parties in which Mr. Allen has an interest. Mr. Allen or his affiliates own equity interests or warrants to purchase equity interests in various entities with which we do business or which provide us with products, services or programming. Mr. Allen owns 100% of the equity of Vulcan Ventures Incorporated and Vulcan Inc. and is the president of Vulcan Ventures. Ms. Jo Allen Patton is a director and the President and Chief Executive Officer of Vulcan Inc. and is a director and Vice President of Vulcan Ventures. Mr. Lance Conn is Executive Vice President of Vulcan Inc. and Vulcan Ventures. The various cable, media, Internet and telephone companies in which Mr. Allen has invested may mutually benefit one another. We can give no assurance, nor should you expect, that any of these business relationships will be successful, that we will realize any benefits from these relationships or that we will enter into any business relationships in the future with Mr. Allen’s affiliated companies.

Oxygen Media Corporation

Oxygen Media LLC (“Oxygen”) provides programming content to Charter pursuant to a carriage agreement. Under the carriage agreement, Charter paid Oxygen approximately $8 million for the year ended December 31, 2007.

In August 2004, Charter Holdco and Oxygen amended an equity issuance agreement to provide for the issuance of 1 million shares of Oxygen Preferred Stock with a liquidation preference of $33.10 per share plus accrued dividends to Charter Holdco in place of the $34 million of unregistered shares of Oxygen Media common stock required under the original equity issuance agreement. Oxygen Media delivered these shares in March 2005. The preferred stock was convertible into common stock after December 31, 2007 at a conversion ratio, the numerator of which is the liquidation preference and the denominator which is the fair market value per share of Oxygen Media common stock on the conversion date.

In November 2007, NBC Universal, Inc. acquired Oxygen. We received $35 million in return for our investment. As a result of the acquisition, Mr. Allen no longer has an interest in Oxygen and Mr. Nathanson no longer has an indirect interest in Oxygen.

Cingular Wireless

A subsidiary of Vulcan has entered into an agreement with New Cingular Wireless National Accounts, LLC (“Cingular”) to receive discounted wireless services for use by Vulcan and its named affiliates. Charter is named as one of Vulcan’s affiliates to receive discounted wireless services. Charter is billed directly by Cingular with the discounts applied, and Charter’s portion of the discounted wireless services under the agreement results in approximately $1 million per year. Charter paid to Cingular approximately $2 million for the year ended December 31, 2007 in connection with the discounted wireless services. Charter made no payments to Vulcan in connection with the Cingular wireless services.

Digeo, Inc.

In March 2001, a subsidiary of Charter, Charter Communications Ventures, LLC (“Charter Ventures”) and Vulcan Ventures Incorporated formed DBroadband Holdings, LLC for the sole purpose of purchasing equity interests in Digeo, Inc. (“Digeo”), an entity controlled by Paul Allen. In connection with the execution of the broadband carriage agreement (described below), DBroadband Holdings, LLC purchased an equity interest in Digeo funded by contributions from Vulcan Ventures Incorporated. At that time, the equity interest was subject to a priority return of capital to Vulcan Ventures up to the amount contributed by Vulcan Ventures on Charter Ventures’ behalf. After Vulcan Ventures recovered its amount contributed (the “Priority Return”), Charter Ventures would have had a 100% profit interest in DBroadband Holdings, LLC. Charter Ventures was not required to make any capital contributions, including capital calls to DBroadband Holdings, LLC. Pursuant to an amendment to this arrangement, in 2003, Vulcan Ventures contributed a total of $29 million to Digeo, $7 million of which was contributed on Charter Ventures’ behalf, subject to the Priority Return. Vulcan Ventures has contributed approximately $56 million on Charter Ventures’ behalf. On October 3, 2006, Vulcan Ventures and Digeo recapitalized Digeo. In connection with such recapitalization, DBroadband Holdings, LLC consented to the conversion of its preferred stock holdings in Digeo to common stock and Vulcan Ventures abandoned its interest in DBroadband Holdings, LLC and surrendered the Priority Return to Charter Ventures. As of December 31, 2007, Charter Ventures dissolved DBroadband Holdings, LLC and transferred its ownership in Digeo to Charter Communications Operating, LLC.

On June 30, 2003, Charter Holdco entered into an agreement with Motorola, Inc. for the purchase of 100,000 digital video recorder (“DVR”) units. The software for these DVR units is being supplied by Digeo Interactive, LLC under a license agreement entered into in April 2004. Under the license agreement Digeo Interactive granted to Charter Holdco the right to use Digeo’s proprietary software for the number of DVR units that Charter deployed from a maximum of 10 headends through year-end 2004. This maximum number of headends restriction was expanded and eventually eliminated through successive agreement amendments and the date for entering into license agreements for units deployed was extended. The license granted for each unit deployed under the agreement is valid for five years. In addition, Charter will pay certain other fees including a per-headend license fee and maintenance fees. Maximum license and maintenance fees during the term of the agreement are expected to be approximately $7 million. The agreement includes an “MFN clause” pursuant to which Charter is entitled to receive contract terms, considered on the whole, and license fees, considered apart from other contract terms, no less favorable than those accorded to any other Digeo customer. Charter paid $2 million in license and maintenance fees in 2007.

In May 2004, Charter Holdco entered into a binding term sheet with Digeo Interactive for the development, testing and purchase of 70,000 Digeo PowerKey DVR units. The term sheet provided that the parties would proceed in good faith to negotiate, prior to year-end 2004, definitive agreements for the development, testing and purchase of the DVR units and that the parties would enter into a license agreement for Digeo’s proprietary software on terms substantially similar to the terms of the license agreement described above. In November 2004, Charter Holdco and Digeo Interactive executed the license agreement and in December 2004, the parties executed the purchase agreement, each on terms substantially similar to the binding term sheet. Total purchase price and license and maintenance fees during the term of the definitive agreements are expected to be approximately $41 million. The definitive agreements are terminable at no penalty to Charter in certain circumstances. Charter paid $10 million for capital purchases for the year ended December 31, 2007 under this agreement. In November 2007, Charter entered into a statement of work with Digeo for the development, testing and delivery of its proprietary software over a switched digital video set-top box environment in a number of our western division systems. The maximum amount of fees during the term of the statement of work is expected to be approximately $300,000. Charter has paid approximately $27,000 pursuant to this statement of work.

In late 2003, Microsoft filed suit against Digeo for $9 million in a breach of contract action, involving an agreement that Digeo and Microsoft had entered into in 2001. Digeo informed Charter that it believed it had an indemnification claim against Charter for half that amount. Digeo settled with Microsoft agreeing to make a cash payment and to purchase certain amounts of Microsoft software products and consulting services through 2008. In consideration of Digeo agreeing to release Charter from its potential claim against Charter, after consultation with outside counsel Charter agreed, in June 2005, to purchase a total of $2.3 million in Microsoft consulting services through 2008, a portion of which amounts Digeo has informed Charter will count against Digeo’s purchase obligations with Microsoft.

We believe that Vulcan Ventures, an entity controlled by Mr. Allen, owns a majority interest in Digeo, Inc., on a fully-converted fully-diluted basis. Messrs. Allen and Conn and Ms. Patton are directors of Digeo.

Other Miscellaneous Relationships

Radio Advertising

We believe that, through a third party advertising agency, we have paid approximately $158,000 for advertising for the year ended December 31, 2007 to Mapleton Communications, an affiliate of Mapleton Investments, LLC that owns radio stations in Oregon and California. Mr. Nathanson is the Chairman and owner of Mapleton Investments, LLC.

Proposal No. 2: Ratification of the Appointment of Independent
Registered Public Accounting Firm
(Item 2 on Proxy Card)

The Audit Committee of the board of directors has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2008. Stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or other applicable requirement. However, as a matter of corporate responsibility, the Audit Committee decided to solicit stockholder ratification of this appointment. Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm is not required for KPMG’s retention; however, if the appointment is not ratified, the Audit Committee may consider re-evaluating the appointment.

KPMG has been serving as the Company’s independent registered public accounting firm since 2002. The Company has been advised that no member of KPMG had any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Company has been advised that no other relationship exists between KPMG and the Company that impairs KPMG’s status as the independent registered public accounting firm with respect to the Company within the meaning of the Federal securities laws and the requirements of the Independence Standards Board.

Representatives of KPMG will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Accounting Matters

Principal Accounting Firm

KPMG acted as the Company’s principal accountant in 2007 and 2006, and, subject to ratification by stockholders at the Annual Meeting, KPMG is expected to serve as the Company’s independent registered public accounting firm for 2008. Representatives of KPMG will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives will also be available to respond to appropriate questions.

Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures requiring the pre-approval of non-audit services that may be provided by our independent registered public accounting firm. We have also complied and will continue to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the related SEC rules pertaining to auditor independence and audit committee pre-approval of audit and non-audit services.

Audit Fees

During the years ended December 31, 2007 and 2006, we incurred fees and related expenses for professional services rendered by KPMG for the audits of our and our subsidiaries’ financial statements (including three subsidiaries that are also public registrants), for the review of our and our subsidiaries’ interim financial statements and two registration statement filings in 2007 and seven offering memoranda and registration statement filings in 2006 totaling approximately $4.2 million and $5.9 million, respectively.

Audit-Related Fees

We incurred fees to KPMG of approximately $0.02 million and $0.01 million during the years ended December 31, 2007 and 2006, respectively. These services were primarily related to certain agreed-upon procedures.

Tax Fees

None.

All Other Fees

None.

The Audit Committee appoints, retains, compensates and oversees the independent registered public accounting firm (subject, if applicable, to board of director and/or stockholder ratification), and approves in advance all fees and terms for the audit engagement and non-audit engagements where non-audit services are not prohibited by Section 10A of the Securities Exchange Act of 1934, as amended with respect to independent registered public accounting firms. Pre-approvals of non-audit services are sometimes delegated to a single member of the Audit Committee. However, any pre-approvals made by the Audit Committee’s designee are presented at the Audit Committee’s next regularly scheduled meeting. The Audit Committee has an obligation to consult with management on these matters. The Audit Committee approved 100% of the KPMG fees for the years ended December 31, 2007 and 2006. Each year, including 2007, with respect to the proposed audit engagement, the Audit Committee reviews the proposed risk assessment process in establishing the scope of examination and the reports to be rendered.

In its capacity as a committee of the board, the Audit Committee oversees the work of the independent registered public accounting firm (including resolution of disagreements between management and the public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent registered public accounting firm reports directly to the Audit Committee. In performing its functions, the Audit Committee undertakes those tasks and responsibilities that, in its judgment, most effectively contribute to and implement the purposes of the Audit Committee charter. For more detail of the Audit Committee’s authority and responsibilities, see the Company’s Audit Committee charter on the Company’s website, www.charter.com.

Report of the Audit Committee

The following report does not constitute soliciting materials and is not considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we state otherwise.

The Audit Committee was established to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s annual financial statements. In 2007 the Audit Committee consisted of Nathaniel A. Davis, David C. Merritt, and Rajive Johri. All members were determined by the board to be independent in accordance with the applicable corporate governance listing standards of the NASDAQ Global Select Market. The Company’s board of directors has determined that, in its judgment, Mr. Merritt is an audit committee financial expert within the meaning of the applicable federal regulations.

The Audit Committee’s functions are detailed in a written Audit Committee charter adopted by the board of directors in January 2003 and amended in June 2004, April 2005 and February 2006, a copy of which is available on the Company’s website at www.charter.com. As more fully described in its charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the board. Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. The internal auditors are responsible to the Audit Committee and the board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and board determine. The Audit Committee held six meetings in 2007.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2007. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with KPMG, the independent registered public accounting firm for the Company’s audited financial statements for the year ended December 31, 2007.

The Audit Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of KPMG with that firm and has considered the compatibility of non-audit services with KPMG’s independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

DAVID C. MERRITT
NATHANIEL A. DAVIS
RAJIVE JOHRI

Section 16(a) Beneficial Ownership Reporting Requirement

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with during the 2007 fiscal year with one exception. Mr. Howard filed an amended Form 3 in March 2008 as a result of inadvertently failing to include performance shares received in 2006.

Code of Ethics

We have adopted a Code of Conduct that constitutes a Code of Ethics within the meaning of federal securities regulations for our employees, including all executive officers and directors. We also established a hotline and website for reporting alleged violations of the Code of Conduct, established procedures for processing complaints and implemented educational programs to inform our employees regarding the Code of Conduct. A copy of our Code of Conduct is available on our website at www.charter.com.

Stockholder Proposals for 2009 Annual Meeting

If you want to include a stockholder proposal in the proxy statement for the 2009 annual meeting, it must be delivered to the Corporate Secretary at the Company’s executive offices no later than November 18, 2008. The federal proxy rules specify what constitutes timely submission and whether a stockholder proposal is eligible to be included in the proxy statement. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

If a stockholder desires to bring business before the meeting that is not the subject of a proposal timely and properly submitted for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company’s Bylaws. One of the procedural requirements in the Bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. To be timely with respect to the 2009 annual meeting, such a notice must be delivered to the Company’s Corporate Secretary at the Company’s executive offices no earlier than January 7, 2009 and no later than February 1, 2009. However, in the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company not earlier than 120 days prior to the next annual meeting date and not later than 90 days prior to the next annual meeting date.

Such notice must include: (1) for a nomination for director, all information relating to such person that is required to be disclosed in a proxy for election of directors; (2) as to any other business, a description of the proposed business, the text of the proposal, the reasons therefore, and any material interest the stockholder may have in that business; and (3) certain information regarding the stockholder making the proposal. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Corporate Secretary. A copy of the amended and restated Bylaws was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and is available at the Securities and Exchange Commission Internet site (http://www.sec.gov).

Other Matters

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the matters discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholder sees fit.

Our Annual Report on Form 10-K for the year ended December 31, 2007 is available without charge by accessing the “Investor” section of our website at www.charter.com. You also may obtain a paper copy of the Charter Communications, Inc. 2007 10-K, without exhibits, at no charge by writing to the Company at Charter Plaza, 12405 Powerscourt Drive, St. Louis, MO 63131, Attention: Investor Relations.

In addition, certain financial and other related information, which is required to be furnished to our stockholders, is provided to stockholders concurrently with this Proxy Statement in our 2007 Annual Report. The SEC has enacted a rule that allows the Company to deliver only one copy of our Proxy Statement and 2007 Annual Report to multiple security holders sharing an address if they so consent. This is known as “householding.” The Householding Election, which appears on your proxy card, provides you with a means for you to notify us whether you consent to participate in householding. By marking “Yes” in the block provided, you will consent to participate in householding and by marking “no” you will withhold your consent to participate. If you do nothing, you will be deemed to have given your consent to participate in householding. Your consent to householding will be perpetual unless you withhold or revoke it. You may revoke your consent at any time by contacting Broadridge Financial Solutions (“Broadridge”), either by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling (800) 542-1061. We will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure statement. Even if your household receives only one Annual Report and one Proxy Statement, a separate proxy card will be provided for each stockholder. If you vote using the proxy card, please sign and return it in the enclosed postage-paid envelope. If you vote by Internet, there is no need to mail the proxy card.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 12405 POWERSCOURT DRIVE ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER ST. LOUIS, MO 63131-3674 COMMUNICATIONS If you would like to reduce the costs incurred by Charter Communications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Charter Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CHART1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CHARTER COMMUNICATIONS, INC. Proposal No. 1: Election of One Class A/Class B Director For Withhold The undersigned casts their vote(s) for the director, term expiring in 2009, as follows: Robert P. May 0 0 Proposal No. 2: Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accounting Firm For Against Abstain The undersigned casts their vote(s) for the ratification of the appointment of KPMG LLP as the Independent Registered Public 0 0 0 Accounting Firm for Charter Communications, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CLASS A/B DIRECTOR NOMINEE AND A VOTE “FOR” PROPOSAL 2. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2008 Notice & Proxy Statement & 2007 Annual Report are available at www.proxyvote.com. PROXY FOR CLASS A COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS OF CHARTER COMMUNICATIONS, INC. April 29, 2008 This Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The person(s) signing this proxy form hereby appoints Neil Smit and Grier C. Raclin, as proxies, with power of substitution and hereby authorizes them, or any of them, to represent and to vote, as designated herein, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Charter Communications, Inc. to be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on April 29, 2008, at 10:00 a.m. local time, and at any adjournments thereof. The shares represented by this proxy will be voted in the manner indicated by the stockholder. In the absence of such indication, such shares will be voted FOR the election of the Class A/B director in Item 1 and FOR Item 2. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments thereof.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2008 Notice & Proxy Statement, 2007 Annual Report, Plan Summary and Employee Letter are available at www.proxyvote.com. PROXY FOR CLASS A COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS OF CHARTER COMMUNICATIONS, INC. April 29, 2008 This Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders The person(s) signing this proxy form hereby appoints Neil Smit and Grier C. Raclin, as proxies, with power of substitution and hereby authorizes them, or any of them, to represent and to vote, as designated herein, all of the shares of stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Charter Communications, Inc. to be held at the Hyatt Regency Bellevue, 900 Bellevue Way N.E., Bellevue, Washington 98004 on April 29, 2008, at 10:00 a.m. local time, and at any adjournments thereof. The shares represented by this proxy will be voted in the manner indicated by the stockholder. In the absence of such indication, such shares will be voted FOR the election of the Class A/B director in Item 1 and FOR Item 2. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments thereof.